UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Cboe Global Markets, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018
Notice of Annual Meeting of Stockholders
and Proxy Statement

Dear Stockholder:
We cordially invite you to attend the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Cboe Global Markets, Inc. to be held on Thursday, May 17, 2018, at 9:00 a.m., local time, on the fourth floor of our principal executive offices located at 400 South LaSalle Street, Chicago, Illinois, 60605.
At the Annual Meeting, you will be asked to do the following:

•	elect 13 directors to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified;

•	approve, in a non-binding resolution, the compensation paid to our executive officers;

•	approve the Cboe Global Markets, Inc. Employee Stock Purchase Plan;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year; and

•	transact any other business that may properly come before the meeting and any adjournments and postponements of the meeting.
Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.
Please carefully review the form of proxy that you receive to confirm that it reflects all of your shares of our stock. If you hold stock in different accounts, you may need to complete multiple proxy cards to vote all of your shares.
If you plan to attend the Annual Meeting in person, please note that you will be required to provide acceptable documentation to gain access to the meeting. See the information under the heading "What do I need to do to attend the Annual Meeting?" in the attached proxy statement. If you cannot attend the Annual Meeting in person, a live webcast of the Annual Meeting will be provided on the Investor Relations section of our website at http://ir.Cboe.com, however, please submit your vote in advance. See the information under the heading "Will the Annual Meeting be webcast?" in the attached proxy statement.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please submit your proxy by Internet or telephone, or complete, sign, date and return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.
We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Edward T. Tilly
Chairman and Chief Executive Officer
April 5, 2018

Cboe Global Markets, Inc.
400 South LaSalle Street
Chicago, Illinois 60605
_____________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________

The 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Cboe Global Markets, Inc. will be held on Thursday, May 17, 2018, at 9:00 a.m., local time, on the fourth floor of our principal executive offices located at 400 South LaSalle Street, Chicago, Illinois, 60605, for the following purposes:

1.
To consider and act upon a proposal to elect 13 directors named in the proxy statement to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified;

2.	To consider and act upon a non-binding resolution to approve the compensation paid to our executive officers;

3.	To consider and act upon a proposal to approve the Cboe Global Markets, Inc. Employee Stock Purchase Plan;

4.	To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year; and

5.	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.
You are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on March 20, 2018. We also cordially invite you to attend the meeting.
Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. For additional details, please see the information under the heading "How do I vote?" in the attached proxy statement.
April 5, 2018
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2018:
The notice of the Annual Meeting and proxy statement are available on the Investor Relations section of our website at http://ir.Cboe.com/annual-proxy.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider in voting your shares of our common stock. Before voting, you should carefully read this entire Proxy Statement, as well as our 2017 Annual Report to Stockholders included in this mailing, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2017. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is April 5, 2018.

2018 Annual Meeting Information

Meeting Date:	May 17, 2018
Meeting Time:	9:00 a.m. (local time)
Meeting Place:	400 South LaSalle Street; Fourth Floor
Chicago, Illinois 60605
Record Date:	March 20, 2018
Stockholder Actions and Board of Directors Voting Recommendations

Proposal		Board Voting Recommendation	Page Reference
1.	Elect 13 directors to the Board of Directors	FOR	9
2.	Approve, in a non-binding resolution, the compensation paid to our executive officers	FOR	57
3.	Approve the Cboe Global Markets, Inc. Employee Stock Purchase Plan	FOR	58
4.	Ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the 2018 fiscal year	FOR	63
Director Nominee Highlights

Our director nominees exhibit an effective mix of skills, experience, diversity and fresh perspectives.

100%	100%	77%	69%	54%
●●●●●●●●●●●●●	●●●●●●●●●●●●●	●●●●●●●●●●○○○	●●●●●●●●●○○○○	●●●●●●●○○○○○○
Company's Mission	Strategy	Corporate Governance	Government Relations	Financial Markets

100%	92%	77%	62%	46%
●●●●●●●●●●●●●	●●●●●●●●●●●●○	●●●●●●●●●●○○○	●●●●●●●●○○○○○	●●●●●●○○○○○○○
Management	Independence	Risk Management	Fresh Perspective	Diversity

1 Cboe Global Markets 2018 Proxy Statement

Corporate Performance Highlights

Cboe Global Markets and its Board of Directors are committed to a corporate mission and strategy designed to create long-term stockholder value. Our mission is "to power your potential to stay ahead of an evolving market" and is brought to life through: (1) relentless innovation to expand our diverse offering for investors around the world, (2) cutting-edge technology to connect customers to global markets, and (3) seamless solutions to enhance the customer experience through insights, education, data, analytics and more. Our strategy is to continue to define and lead the options and volatility space globally, develop unique products, form strategic alliances that leverage and complement our core business and expand our customer base.
The ongoing commitment of our team and the Board of Directors to this strategy produced the following notable 2017 business highlights.

•	Closed transformational acquisition of Bats Global Markets, Inc. ("Bats") on February 28, 2017

•	Increased share of total U.S. exchange-traded options contracts on a combined company basis to 41.4% for 2017, up from 38.7% for 2016

•	Ended 2017 with approximately $25 million in realized synergies

•	Completed migration of CFE to Bats technology platform on February 25, 2018

•	Net revenues of $995.6 million for 2017, up from $566.4 million for 2016, and net revenues on a combined company basis of $1,067.5 million for 2017, up from $1,002.8 million for 2016[1]

•	Fifth consecutive year of record index option trading, with new average daily volume record highs in VIX options and futures and SPX options

•	Grew ETP listings to 250, an 82% increase from 2016, with a market share of 12% of all U.S. ETPs at year end
* As of December 31, 2017; including reinvested dividends
1Net revenues, which is revenues less cost of revenues, as adjusted on a combined company basis, is a non-GAAP measure used by the Company and a reconciliation to GAAP revenues less cost of revenues is provided in Appendix B.

Cboe Global Markets 2018 Proxy Statement 2

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders and strengthens our Board of Directors and management accountability. The following are highlights of our corporate governance framework, which is described in further detail in this Proxy Statement:

●	13 Director Nominees;	●	Regular Executive Sessions of Board and Committees;
●	12 of the 13 Director Nominees are Independent;	●	Risk Oversight by Board and Committees, including a newly formed Risk Committee;
●	Directors are Elected Annually;	●	Lead Independent Director;
●	Majority Voting Standard in Election of Directors;	●	Anti-Hedging, Anti-Pledging and Clawback Policies; and
●	Majority Voting Standard for Bylaw and Charter Amendments;	●	Independent Audit, Compensation and Nominating and Governance Committees.

Stockholder Engagement Highlights

Cboe Global Markets and its Board of Directors are also committed to fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill. As a result, through a variety of engagement activities, in 2017 we interacted with stockholders representing, at the time of the outreach, the following percentages of our outstanding shares of common stock.
Executive Compensation Highlights

The design of our executive compensation program, including compensation practices and independent oversight, is intended to align management's interests with those of our stockholders, including:

●
Annual cash incentive for 2017 was based on corporate performance (weighted 70%) against pre-established synergy achievement and revenue levels and individual performance (weighted 30%) against individual and Company-wide strategic goals;

●
Long-term incentive for 2017, other than the special one-time sign-on grants to Messrs. Concannon and Hemsley, was comprised of 50% time-based restricted stock units and 50% performance-based restricted stock units;

●	Performance-based compensation with limits on all incentive award payouts;
●	No excessive perquisites;
●	Clawback provisions for cash incentives and equity awards; and
●	Mandatory stock ownership and holding guidelines.
Additional Information

Please see the information under the headings "Voting Instructions and Information" and "Stockholder Proposals" for important information about this Proxy Statement, voting, the Annual Meeting, Cboe Global Markets documents available to stockholders, communications and the deadlines to submit stockholder proposals for the 2019 Annual Meeting of Stockholders. Additional questions may be directed to Investor Relations at investorrelations@Cboe.com or (312) 786-5600.

3 Cboe Global Markets 2018 Proxy Statement

Cboe Global Markets, Inc.
400 South LaSalle Street
Chicago, Illinois 60605
______________________
PROXY STATEMENT
______________________

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2018
______________________

INTRODUCTION
We are furnishing this Proxy Statement to you in connection with a solicitation of proxies by the Board of Directors (the "Board") of Cboe Global Markets, Inc., a Delaware corporation, for use at the Cboe Global Markets, Inc. 2018 Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, May 17, 2018 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is April 5, 2018.
Except as otherwise indicated, the terms "the Company," "Cboe Global Markets," "we," "us" and "our" refer to Cboe Global Markets, Inc. Following the acquisition of Bats, on October 16, 2017, we changed our name to Cboe Global Markets, Inc. When we use the term "Cboe Options," we are referring to Cboe Exchange, Inc. (formerly known as Chicago Board Options Exchange, Incorporated), a wholly owned subsidiary and predecessor entity of Cboe Global Markets.
VOTING INSTRUCTIONS AND INFORMATION
Why did I receive these proxy materials?
Our Board is asking for your proxy in connection with the Annual Meeting. By giving us your proxy, you authorize the proxyholders (Edward T. Tilly and Patrick Sexton) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting is adjourned or postponed, your proxy will be used to vote your shares when the meeting reconvenes.
Our 2017 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2017 (excluding exhibits), as filed with the Securities and Exchange Commission (the "SEC"), is being mailed to stockholders with this Proxy Statement.
Who can vote at the Annual Meeting?
You are entitled to vote your shares of our common stock if you were a stockholder at the close of business on March 20, 2018, the record date for the Annual Meeting. On that date, there were 112,319,786 shares of our common stock outstanding and 345,836 unvested restricted shares of our common stock outstanding, which have been granted to our employees and directors and have voting rights at the Annual Meeting. Therefore, there are 112,665,622 shares of voting common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at the Annual Meeting. Our outstanding common stock is held by approximately 181 stockholders of record as of March 20, 2018.
Who is and is not a stockholder of record?
If you hold shares of common stock registered in your name at our transfer agent, Computershare, you are a stockholder of record.
If you hold shares of common stock indirectly through a broker, bank or similar institution, or are an employee or director who holds shares of restricted stock at Fidelity, you are not a stockholder of record, but instead hold in "street name." Please see the information under the heading "If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?" for important information.

Cboe Global Markets 2018 Proxy Statement 4

If you are a stockholder of record, Computershare is sending these proxy materials to you directly. If you hold shares in street name, these materials are being provided to you either by the broker, bank or similar institution through which you hold your shares.
What do I need to do to attend the Annual Meeting?
Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver's license, in order to attend the Annual Meeting in person. In addition, if you hold shares of common stock in street name and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 20, 2018, the record date for the Annual Meeting.
If you hold shares in street name and you want to vote your shares in person at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.
Any representative of a stockholder who wishes to attend the Annual Meeting must present acceptable documentation evidencing his or her authority, acceptable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the Annual Meeting.
Please contact Investor Relations at investorrelations@Cboe.com or (312) 786-5600 in advance of the Annual Meeting if you have questions about attending the Annual Meeting, including regarding the required documentation. If you plan to attend the Annual Meeting, please provide adequate time to pass through the security process necessary to gain access to the meeting room.
Will the Annual Meeting be webcast?
Yes. A live webcast of the Annual Meeting will be provided on the Investor Relations section of our website at http://ir.Cboe.com. On the Events and Presentations page of our Investor Relations website, click on "Listen to Webcast" for the Annual Meeting. If you miss the meeting, you can view a replay of the webcast on that site. Please note that you will not be able to vote your shares or ask questions via the webcast. Please submit your vote in advance of the Annual Meeting.
How do I vote?
You may cast your vote in one of four ways:

•	By Internet. The web address for Internet voting is www.investorvote.com/Cboe and is also on the enclosed proxy card. Internet voting is available 24 hours a day.

•	By Telephone. The number for telephone voting is 1-800-652-VOTE (8683) and is also on the enclosed proxy card. Telephone voting is available 24 hours a day.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

•	At the Annual Meeting. You may vote in person at the Annual Meeting (see "What do I need to do to attend the Annual Meeting?").
If you choose to vote by Internet, by telephone or at the Annual Meeting, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by May 16, 2018, the deadline specified on the proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote that legal proxy.
The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to give their voting instructions and confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may nevertheless be costs that must be borne by you.

5 Cboe Global Markets 2018 Proxy Statement

May I change my vote?
If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy,

•	returning a signed proxy card dated later than your last proxy,

•	submitting a written revocation to the Corporate Secretary of Cboe Global Markets, Inc. at 400 South LaSalle Street, Chicago, Illinois 60605, or

•	appearing in person and voting at the Annual Meeting.
If you are a stockholder of record and need a new proxy card, to change your vote or otherwise, please contact the Corporate Secretary at the address above or via email at CorporateSecretary@Cboe.com.
If your bank, broker or other nominee holds your shares in "street name," you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.
To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures does not, by itself, revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.
If I submit a proxy by Internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not give voting instructions, your shares of common stock will be voted as follows:

•	FOR the election of each of our director nominees,

•	FOR the advisory vote to approve the compensation paid to our executive officers,

•	FOR the approval of the Cboe Global Markets, Inc. Employee Stock Purchase Plan,

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for our 2018 fiscal year, and

•	otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.
In addition, if you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, and any other matters are properly presented at the Annual Meeting, your shares of common stock will be voted in accordance with the judgment of the persons voting the proxy on such matters. We are not aware of any other matters that will be considered at the Annual Meeting.
If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?
Under the rules of various securities exchanges, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers' shares in the brokers' discretion on the proposal regarding the ratification of the appointment of Deloitte as our independent registered public accounting firm for our 2018 fiscal year, because the rules of the exchanges currently deem this a "discretionary" matter. Absent instruction, brokers will not be able to vote on any of the other matters included in this Proxy Statement. If brokers exercise their discretion in voting on

Cboe Global Markets 2018 Proxy Statement 6

the proposal regarding the ratification of Deloitte, a "broker non-vote" will occur as to the other matters presented for a vote at the Annual Meeting, unless you provide voting instructions.
What vote is required for adoption or approval of each matter?
Election of Directors. You may vote FOR or AGAINST each of the director nominees or you may ABSTAIN. Each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. Each nominee has tendered his or her resignation, contingent on failing to receive a majority of the votes cast in this election and acceptance by the Board. In the event any director fails to receive a majority of votes cast, the Nominating and Governance Committee will consider and make a recommendation to the Board as to whether to accept the resignation.
Advisory Vote to Approve Executive Compensation. You may vote FOR or AGAINST the advisory proposal to approve our executive compensation or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the advisory proposal in order for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.
Approval of the Cboe Global Markets, Inc. Employee Stock Purchase Plan.    You may vote FOR or AGAINST the proposal to approve the Cboe Global Markets, Inc. Employee Stock Purchase Plan or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the proposal in order for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.

Ratification of the Appointment of our Independent Registered Public Accounting Firm. You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR ratification in order for it to pass. Votes cast FOR or AGAINST with respect to this matter will be counted as shares cast on the matter.
Abstentions and Broker Non-Votes. Abstentions and broker non-votes will not be considered a vote cast either for or against any of the matters being presented in this proxy statement. If you do not provide your broker with voting instructions, the broker cannot vote your shares on any matter other than the ratification of the appointment of our independent registered public accounting firm. A "broker non-vote" occurs when your broker submits a proxy for the meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. In the case of a discretionary matter (i.e., the ratification of the appointment of our independent registered public accounting firm), your broker is permitted to vote your shares of common stock even when you have not given voting instructions (as described above under "If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?").
How many votes are required to transact business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of our common stock as of March 20, 2018, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
What happens if the meeting is postponed or adjourned?
Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.
How do I obtain more information about Cboe Global Markets, Inc.?
A copy of our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is enclosed with this Proxy Statement. The 2017 Annual Report, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Governance Committees are available on our website at http://ir.Cboe.com. In addition, we intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or any waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website at http://ir.Cboe.com.

7 Cboe Global Markets 2018 Proxy Statement

These documents may also be obtained, free of charge, by writing to: Cboe Global Markets, Inc., 400 South LaSalle Street, Chicago, Illinois, 60605, Attn: Investor Relations; or by sending an e-mail to: investorrelations@Cboe.com.
These documents, as well as other information about us, are also available on our website at http://ir.Cboe.com.
How do I sign up for electronic delivery of proxy materials?
This Proxy Statement and our 2017 Annual Report to Stockholders are available on our website at http://ir.Cboe.com. If you would like to help reduce our costs of printing and mailing future materials, you can consent to access these documents in the future over the Internet rather than receiving printed copies in the mail.
If you are a stockholder of record, you may sign up for this service at www.computershare.com. If you hold shares of common stock in "street name," you can contact your account representative at the broker, bank or similar institution through which you hold your shares for information regarding electronic delivery of future materials. Your consent to electronic delivery will remain in effect until you revoke it.
Who pays the expenses of this proxy solicitation?
The Company will pay the expenses of the preparation of our proxy materials and the solicitation of proxies by the Company for the Annual Meeting. Certain of our directors, officers or employees may make solicitations in person, telephonically, electronically or by other means of communication. We have also engaged Morrow Sodali LLC to assist in the solicitation and distribution of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and we will pay Morrow Sodali LLC a fee of $8,500 for its services, as well as reimbursements for certain expenses. We will request that banks, brokerage houses and other custodians, nominees and fiduciaries forward all of our solicitation materials to the beneficial owners of the shares that they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.
If you have any questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact Morrow Sodali LLC at 470 West Avenue, Stamford, Connecticut 06902. Banks and brokerage firms may call (203) 658-9400 and stockholders may call (877) 787-9239.
Who will count the vote?
The Company has engaged Computershare to serve as the inspector of elections for the Annual Meeting. As inspector of elections, Computershare will tabulate the voting results.
What does it mean if I get more than one proxy or voting instruction card?
If your shares are registered in more than one name or in more than one account, you will receive more than one card. This may occur if you hold common stock in multiple accounts, such as with different brokers in street name and as the record holder with Computershare. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

Cboe Global Markets 2018 Proxy Statement 8

PROPOSAL ONE
ELECTION OF DIRECTORS
Board Composition
Our Third Amended and Restated Certificate of Incorporation provides that our Board will consist of not less than 11 and not more than 23 directors. Our Board currently has 14 directors. Each director is elected annually to serve until the next Annual Meeting of Stockholders or until his or her successor is elected or appointed and qualified, except in the event of earlier death, resignation or removal. There is no limit on the number of terms a director may serve on our Board.
General
At the Annual Meeting, our stockholders will be asked to elect the 13 director nominees set forth below, each to serve until the 2019 Annual Meeting of Stockholders. All of the director nominees have been recommended for election by our Nominating and Governance Committee and approved and nominated for election by our Board. The director nominees include two new nominees, James E. Parisi and Jill E. Sommers. In addition, with respect to Mr. Tilly, his employment agreement provides that the Company will nominate him as a director for stockholder approval at each annual meeting during his employment with us. All of the director nominees, other than Mr. Parisi and Ms. Sommers, were elected as directors by stockholders at the 2017 Annual Meeting of Stockholders.
Messrs. Boris, Mitchell and Skinner are not standing for reelection as directors at the Annual Meeting.  We thank them for their dedicated service to the Cboe family. The Board intends to decrease the total number of directors constituting our entire Board to 13, reflecting its intent to fill two of the three vacancies created by these three departures.

All of the nominees have indicated their willingness to serve if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. We do not presently expect that any of the nominees will be unavailable. Your proxy for the Annual Meeting cannot be voted for more than 13 nominees.
Qualifications and Experience
The Board believes that the skills, qualifications and experiences of the director nominees make them all highly qualified to serve on our Board, both individually and as providing complementary skills on our Board. Our director nominees also exhibit an effective mix of diverse perspectives. In addition, our Board's composition represents a balanced approach to director tenure, 8 of the 13 nominees have tenures less than 10 years, with an average tenure of approximately 7 years, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The following table shows the specific qualifications and experiences the Board and the Nominating and Governance Committee considered for each director.

9 Cboe Global Markets 2018 Proxy Statement

Nominees
Set forth below is biographical information for each of the directors nominated to serve on our Board for a one-year term until the 2019 Annual Meeting of Stockholders, as well as the reasons why the Board believes each candidate is well suited to serve as a director. The terms indicated for service include the service on the board of Cboe Options prior to our demutualization and our initial public offering in 2010.

In 2017, non-employee directors of Cboe Global Markets also served on the boards of directors and committees of Cboe Options and Cboe C2 Exchange, Inc. ("C2"). In addition, as indicated below, certain non-employee director nominees also serve on certain boards of directors and committees of our securities exchanges, which include Cboe Options, C2, Cboe BZX Exchange, Inc., Cboe BYX Exchange, Inc., Cboe EDGA Exchange, Inc. and Cboe EDGX Exchange, Inc., Cboe Futures Exchange, LLC ("CFE") and Cboe SEF, LLC ("SEF"), each a wholly owned subsidiary.
Edward T. Tilly. Mr. Tilly, 54, is our Chairman and Chief Executive Officer ("CEO"). Mr. Tilly has served as Cboe Global Markets' Chairman since February 2017 and as CEO and a director since May 2013. Prior to that, he served as our President and Chief Operating Officer from November 2011 to May 2013 and as Executive Vice Chairman from August 2006 until November 2011. He was a member of Cboe Options from 1989 until 2006, and served on its Board from 1998 through 2000, from 2003 through July 2006, and from 2013 to the present, including as Member Vice Chairman from 2004 through July 2006 and as Chairman from February 2017 to the present. Mr. Tilly currently serves on the boards of directors of our securities exchanges, the World Federation of Exchanges, Northwestern Memorial HealthCare, the Options Clearing

Cboe Global Markets 2018 Proxy Statement 10

Corporation and Working in the Schools. He has previously served on the board of visitors of the Weinberg College of Arts and Sciences at Northwestern University. He is also a member of the Commercial Club of Chicago and the Economic Club of Chicago. He holds a B.A. degree in Economics from Northwestern University.
Mr. Tilly has a deep understanding of the Company and the operations of our exchanges from trading on Cboe Options, representing the interests of market participants and serving in our management.  He also brings significant knowledge of the global securities, futures and foreign currency exchange industries. We believe that Mr. Tilly's experience overseeing our risk management, working with the government and regulators, successfully developing and executing our strategic initiatives, as well as being Chairman and CEO of Cboe Global Markets, makes him well suited to serve on our Board.
Frank E. English, Jr. Mr. English, 72, has served on our Board since 2012. He served as Senior Advisor at W.W. Grainger, Inc. from 2011 to 2017. From 1976 through April 2011, Mr. English served in a number of positions at Morgan Stanley, including Vice Chairman, Investment Banking, where he advised numerous domestic and international clients on the use of their capital, corporate strategy and relations with stockholders. He currently serves on the boards of directors of publicly traded companies Arthur J. Gallagher & Co. and Tower International, Inc. Mr. English holds a B.B.A. degree from the University of Notre Dame.
Mr. English brings his experience advising and serving on boards of directors. His knowledge regarding capital deployment, stockholder relations and strategic planning bring an important skill set to the Board. We believe that Mr. English is well suited to serve on our Board based on his experience.
William M. Farrow III. Mr. Farrow, 63, has served on our Board since 2016. Mr. Farrow is the retired President and CEO of Urban Partnership Bank, a position he held from 2010 through 2017. Prior to that, he was the Managing Partner and CEO of FC Partners Group, LLC from 2007 to 2009, the Executive Vice President and Chief Information Officer of The Chicago Board of Trade from 2001 to 2007 and held various senior positions at Bank One Corporation. Mr. Farrow currently serves on the boards of directors of publicly traded companies Echo Global Logistics, Inc. and WEC Energy Group, Inc. and on the boards of directors of CoBank, Inc., the Federal Reserve Bank of Chicago and the NorthShore University Health Systems. Mr. Farrow previously served on the board of directors of Urban Partnership Bank. Mr. Farrow holds a B.A. degree from Augustana College and a Masters of Management from Northwestern University's Kellogg School of Management.
Mr. Farrow brings his experience as the retired President and CEO of a mission based community development financial institution to our Board. He has a strong understanding of information technology systems and the financial services and banking industry. We believe that these experiences give Mr. Farrow an important skill set that makes him well suited to serve on our Board.
Edward J. Fitzpatrick. Mr. Fitzpatrick, 51, has served on our Board since 2013. Mr. Fitzpatrick is currently Chief Financial Officer ("CFO") of Genpact Limited, a position he has held since July 2014. Prior to that, Mr. Fitzpatrick worked at Motorola Solutions, Inc. and its predecessors from 1998 through 2014 in various financial positions, including as its CFO from 2009 to 2013. Before joining Motorola, Mr. Fitzpatrick was an auditor at PricewaterhouseCoopers, LLP from 1988 to 1998. Mr. Fitzpatrick holds a B.S. degree in Accounting from Pennsylvania State University and an M.B.A. degree from The Wharton School at the University of Pennsylvania and earned his CPA certification in 1990.
Mr. Fitzpatrick brings his experience as the CFO of a public company to our Board. He has extensive experience with finance, public company responsibilities and strategic transactions. We believe that these experiences give Mr. Fitzpatrick an important skill set that makes him well suited to serve on our Board.
Janet P. Froetscher. Ms. Froetscher, 58, is President of The J.B. and M.K. Pritzker Family Foundation, a position she has held since April 2016, and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2005 to 2017. Previously, she served as President and CEO of Special Olympics International from October 2013 until October 2015, President and CEO of the National Safety Council from 2008 until October 2013, President and CEO of the United Way of Metropolitan Chicago and in a variety of roles at the Aspen Institute, most recently as Chief Operating Officer. From 1992 to 2000, Ms. Froetscher was the executive director of the Finance Research and Advisory Committee of the Commercial Club of Chicago. She also currently serves on the board of trustees of National Lewis University. Ms. Froetscher holds a B.A. degree from the University of Virginia and a Masters of Management from Northwestern University's Kellogg School of Management. Ms. Froetscher is also a Henry Crown Fellow of the Aspen Institute.

11 Cboe Global Markets 2018 Proxy Statement

Ms. Froetscher brings her experiences as the President of a family foundation and former CEO of public service entities to our Board. We believe that these experiences give her leadership, operational and community engagement skills that make her well suited to serve on our Board.
Jill R. Goodman. Ms. Goodman, 51, has served on our Board since 2012. Ms. Goodman is currently Managing Director of Foros, a strategic financial and mergers and acquisitions advisory firm, a position she has held since November 2013. Previously, she served as a Managing Director and Head, Special Committee and Fiduciary Practice - U.S. at Rothschild from 2010 to October 2013. From 1998-2010, Ms. Goodman was with Lazard in the Mergers & Acquisitions and Strategic Advisory Group, most recently as Managing Director. Ms. Goodman advises companies and special committees with regard to mergers and acquisitions. Ms. Goodman graduated magna cum laude from Rice University with a B.A. degree. She received her J.D. degree, with honors, from the University of Chicago Law School.
Ms. Goodman brings extensive experience in the boardroom to the Company. Her experiences, both as an investment banker and her corporate and securities legal background, bring a unique insight with which to consider our opportunities. We believe that these experiences give her knowledge and skills that make her well suited to serve on our Board.
Roderick A. Palmore. Mr. Palmore, 66, is Senior Counsel at Dentons where he advises public and private corporations and their leadership suites on risk management and governance issues across practices and industry sectors. Mr. Palmore retired from his position as Executive Vice President, General Counsel and Chief Compliance and Risk Management Officer of General Mills, Inc. in February 2015 and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2000 to 2017. Prior to joining General Mills in February 2008, he served as Executive Vice President and General Counsel of Sara Lee Corporation. Before joining Sara Lee, Mr. Palmore served in the U.S. Attorney's Office in Chicago and in private practice. Mr. Palmore is currently a member of the boards of directors of publicly traded companies The Goodyear Tire & Rubber Company and Express Scripts Holding Company and has previously served as a member of the boards of directors of Nuveen Investments, Inc. and the United Way of Metropolitan Chicago. Mr. Palmore holds a B.A. degree in Economics from Yale University and a J.D. degree from the University of Chicago Law School.
Through his experience as general counsel of public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing the Company. In addition, his experience provides him with strong risk management skills. We believe that his experience makes him well suited to serve on our Board.

James E. Parisi. Mr. Parisi, 53, is a new nominee to our Board. Mr. Parisi most recently served as the Chief Financial Officer of CME Group Inc. from November 2004 to August 2014, prior to which he held positions of increasing responsibility and leadership within CME Group Inc. from 1988, including as Managing Director & Treasurer and Director, Planning & Finance. Mr. Parisi is currently a member of the boards of directors of CFE since 2016, SEF since 2017, Pursuant Health Inc. and Cotiviti Holdings, Inc., a publicly traded company. Mr. Parisi holds a B.S. degree in Finance from the University of Illinois and an M.B.A. degree from the University of Chicago.

As the retired CFO of a public company offering a diverse derivatives marketplace, Mr. Parisi has extensive knowledge of our industry and as a member of the boards of directors of CFE and SEF. His service on other company boards also gives Mr. Parisi experience with corporate governance and leadership skills. We believe that his experience makes him well suited to serve on our Board.

Joseph P. Ratterman. Mr. Ratterman, 51, has served on our Board since February 28, 2017 in connection with the closing of the acquisition of Bats. Mr. Ratterman was one of Bats' founders in 2005, and served as Chairman of Bats from 2015 until our acquisition of Bats. Mr. Ratterman also served as its Chairman from June 2007 until July 2012, as President from June 2007 until November 2014 and as CEO from June 2007 until March 2015. Mr. Ratterman is a member of the SEC's Equity Market Structure Advisory Committee and a member of the board of directors of Axoni. Mr. Ratterman holds a B.S. degree in Mathematics and Computer Science from Central Missouri State University.

Mr. Ratterman, as the former Chairman and CEO of Bats, brings significant knowledge of Bats, a large component of the Company, and the securities and futures industry. In addition to serving at Bats, he has extensive experience in a similar capacity with another industry participant. We believe that his experience in our industry makes him well suited to serve on our Board. His experience allows him to provide our Board a unique perspective on our business, competition and regulatory concerns.

Cboe Global Markets 2018 Proxy Statement 12

Michael L. Richter. Mr. Richter, 70, has served on our Board since February 28, 2017 in connection with the closing of the acquisition of Bats. Mr. Richter is currently a Compliance Advisor for Omega Point, a provider of quantitative analytic software to asset managers, a position he has held since 2015. In 2000, he co-founded Lime Brokerage LLC, a broker dealer and financial technology firm focused on providing customized solutions that offer exceptional reliability and scalability with leading low-latency access across multiple U.S. markets, and he served as its chief financial officer from 2000 to 2013. Mr. Richter is qualified as a Certified Public Accountant and holds a B.S. degree in Engineering from Rensselaer Polytechnic Institute and a master's degree from MIT Sloan School of Management.

Mr. Richter brings extensive experience in international banking and brokerage firms to the Company. He also has extensive experience with finance responsibilities and strategic transactions at brokerage firms, which brings a unique insight to our Board. We believe that these experiences give him knowledge and skills that make him well suited to serve on our Board.
Jill E. Sommers. Ms. Sommers, 49, is a new nominee to our Board. Ms. Sommers is currently a senior advisor to Patomak Global Partners, a financial services consultancy group, a position she has held since 2014. Previously, Ms. Sommers served as a commissioner of the Commodities Futures Trading Commission (CFTC) from 2007 to 2013 and as a member of the boards of directors of the securities exchanges of Bats from 2013 through the time of our acquisition of Bats in 2017. Ms. Sommers is currently a member of the boards of directors of our securities exchanges since 2017, CFE since 2017, SEF since 2017 and the Ethics and Compliance Initiative and a member of the advisory board of directors of Green Key Technologies. Ms. Sommers holds a B.A. degree in Political Science from the University of Kansas.
Ms. Sommers has a strong understanding of our business and the regulation of the financial and derivatives industries from her experience with the CFTC and as a member of the boards of directors of our securities exchanges, CFE and SEF. These skills, as well as her experience on other boards, make her well suited to serve on our Board.
Carole E. Stone. Ms. Stone, 70, currently serves on the board of directors of the Nuveen Funds and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2006 to 2017. She served on the Nuveen Diversified Commodity Fund from February 2010 through March 2012 and served as director of the New York State Division of the Budget from 2000 to 2004. She has previously served as the chair of the New York Racing Association Oversight Board, as commissioner on the New York State Commission on Public Authority Reform, as chair of the Public Authorities Control Board and on the board of directors of several New York State public authorities. Ms. Stone holds a B.A. degree in Business Administration from Skidmore College.
Ms. Stone has a strong understanding of government and regulation from her experience with numerous public entities, as well as accounting and budgeting skills. She also has experience with governance matters and financial services from her service on the Nuveen boards. We believe that these skills make her well suited to serve on our Board.
Eugene S. Sunshine. Mr. Sunshine, 68, retired from his position as Senior Vice President for Business and Finance at Northwestern University in August 2014, a position he held since 1997, and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2003 to 2017. Prior to joining Northwestern, he was Senior Vice President for administration at The John Hopkins University. At both Hopkins and Northwestern, Mr. Sunshine was CFO. Prior to joining Hopkins, Mr. Sunshine held numerous positions in New York State government, including state treasurer. He currently is a member of the boards of directors of Arch Capital Group Ltd., a publicly traded company, and Kaufman, Hall and Associates. He is a former member of the board of directors of Bloomberg L.P., KeyPath Education and National Mentor Holdings. He holds a B.A. degree from Northwestern University and a Master of Public Administration degree from the Maxwell School of Citizenship and Public Affairs at Syracuse University.
Mr. Sunshine has extensive financial skills from his education and professional experiences. He also has knowledge of the corporate governance issues facing boards from his experience serving on them. He has extensive connections in the Chicago area business community. We believe that these skills make him well suited to serve on our Board.

Each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. Each nominee has tendered his or her resignation, contingent on failing to receive a majority of the votes cast in this election and acceptance by the Board. In the event any director fails to receive a majority of votes cast, the Nominating and Governance Committee will consider and make a recommendation to the Board as to whether to accept the resignation. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.
The Board recommends that the stockholders vote FOR each of the director nominees.

13 Cboe Global Markets 2018 Proxy Statement

Board Structure
Independence
Our Bylaws require that, at all times, no less than two-thirds of our directors will be independent. The Nominating and Governance Committee has affirmatively determined that all of our current directors are independent under Nasdaq Global Select Market's ("Nasdaq") and BZX Exchange's ("BZX") listing standards for independence, except Mr. Tilly. In addition, R. Eden Martin and Susan M. Phillips, who resigned as directors effective February 28, 2017 in connection with the closing of the acquisition of Bats, were determined to be independent. William J. Brodsky, who resigned as a director effective February 28, 2017 in connection with the closing of the acquisition of Bats, was determined not to be independent.
All of the directors on each of the Audit, Compensation and Nominating and Governance Committees are independent. Each of these Committees reports to the Board as they deem appropriate, and as the Board may request.
Lead Director
The Board has an independent Lead Director, Mr. Boris. Our Corporate Governance Guidelines require that an independent director serve as our Lead Director. The Lead Director is elected by the Board, upon the recommendation of the Nominating and Governance Committee. In connection with Mr. Boris not standing for reelection as a director at the Annual Meeting, a new Lead Director is expected to be elected by the Board, upon the recommendation of the Nominating and Governance Committee. The Charter of the Lead Director, Appendix A to our Corporate Governance Guidelines, provides that the Lead Director's responsibilities include, among other items:

•	Chair all meetings of the non-employee and independent directors of the Board, including the executive sessions;

•	Approve agendas for Board meetings and consult with the Chairman on other matters pertinent to us and the Board;

•	Serve as a liaison between the Chairman and the independent Directors;

•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Advise and consult with the Chairman and CEO on the general scope and type of information to be provided in advance of Board meetings;

•
In collaboration with the Chairman and CEO, consult with the appropriate members of senior management about what information pertaining to our finances, operations, strategic alternatives, and compliance is to be sent to the Board; and

•	To perform other duties as the Board may determine.

Chairman and CEO Roles
Effective February 28, 2017, in connection with the closing of the acquisition of Bats, we combined the roles of Chairman and CEO, with Mr. Tilly serving as the Chairman and CEO. Prior to that time, the roles of Chairman and CEO, were separated, with Mr. Brodsky serving as Chairman and Mr. Tilly serving as CEO. The Board carefully considered its Board leadership structure and the benefits of continuity in leadership roles and determined that combining the roles of Chairman and CEO at this time enhances the Company's strategic alignment and supports Cboe Global Markets' ability to deliver stockholder value.
The Board periodically reviews the leadership structure and may make changes in the future based upon what the Board believes to be in the best interests of the Company and stockholders at the time. At certain points in our history, the Chairman and CEO roles have been held by the same person, and at other times, the roles have been held by different individuals. Under our Bylaws, the Chairman may, but need not be, our CEO, and the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company and stockholders at a given point in time based upon then-prevailing circumstances. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations.

Cboe Global Markets 2018 Proxy Statement 14

In addition, our Board has implemented the following elements in order to ensure independent oversight for us and for our Board:

•	requiring the Board to consist of at least two-thirds independent directors who meet regularly without management and solely with non-employee and independent directors,

•	establishing independent Audit, Compensation and Nominating and Governance Committees, and

•	appointing an independent Lead Director.
Board Oversight of Risk
The Board is responsible for overseeing our risk management processes. The Board is responsible for overseeing both our general risk management strategy and the significant risks facing us, including the risk mitigation strategies employed by management. The Board stays apprised of particular risk management matters in accordance with its general oversight responsibilities.
In 2017, the Board delegated to the Audit Committee oversight of risk management. Among its duties, the Audit Committee was responsible for reviewing our compliance, guidelines, policies and practices for identifying, assessing and managing key risks, and reviewing the adequacy and effectiveness of internal controls and procedures. In late 2017, the Board delegated to the Risk Committee oversight of risk management beginning in 2018. The Risk Committee was established on December 19, 2017 and had no meetings during 2017. Among its duties, the Risk Committee is responsible for reviewing our compliance, guidelines, policies and practices for identifying and assessing and managing key risks. The Audit Committee has been delegated oversight of risk management as it relates to the adequacy and effectiveness of internal controls and procedures and financial reporting risk. The Compensation Committee has been delegated oversight of risk management as it relates to our compensation policies and procedures. All Committees report to the full Board on a routine basis and when a matter rises to the level of a material or enterprise level risk.
Our management is responsible for daily risk management. In addition, representatives of each of our divisions attend periodic enterprise risk management meetings at which an established matrix of identified risks is reviewed to evaluate the level of potential risks facing us and to identify any new risks. This group, along with our Chief Risk Officer, provided information and recommendations to the Audit Committee in 2017 as necessary and provides information and recommendations to the Risk Committee as necessary. We believe this division of risk management responsibilities is an effective approach for addressing the enterprise risks that we face.
Board and Committee Meeting Attendance
There were 6 meetings of the Board during 2017. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of Committees of which the director was a member during 2017.
Independent Directors Meetings
Periodically, the independent directors meet separately in executive session without management. The Lead Director presides over these meetings. The independent directors met in executive session 4 times during 2017.
Annual Meeting Attendance
We encourage members of the Board to attend our annual meeting of stockholders. All of our current directors attended the 2017 Annual Meeting of Stockholders. Meetings of the Board and its Committees are being held in conjunction with the Annual Meeting. We expect all current directors will attend the Annual Meeting.
Committees of the Board
Our Board has the following six standing committees (each, a "Committee" and collectively, the "Committees"):

•	the Audit Committee,

•	the Compensation Committee,

•	the Executive Committee,

15 Cboe Global Markets 2018 Proxy Statement

•	the Finance and Strategy Committee,

•	the Risk Committee, and

•	the Nominating and Governance Committee.
Other than the members of the Executive Committee required to be on the Committee pursuant to our Bylaws, each of the members of the Committees was recommended by the Nominating and Governance Committee for approval by the Board for service on that Committee. Each of the Committees has a charter, of which the charters for the Audit, Compensation, Finance and Strategy, Risk, and Nominating and Governance Committees are available on the Corporate Governance page of our Investor Relations section of our website at: http://ir.Cboe.com.
The following table is a listing of the composition of our standing Board Committees during 2017 and as of March 20, 2018, including the number of meetings of each Committee during 2017. The Risk Committee was established on December 19, 2017 and had no meetings during 2017.

Director	Audit	Compensation	Executive	Finance and Strategy	Risk	Nominating and Governance
Number of meetings	11	5	—	6	—	6
Edward T. Tilly (1)			X*(2)
William J. Brodsky (1) (3)			X*(2)
James R. Boris (1)			X
Frank E. English, Jr.		X		X
William M. Farrow, III	X(4)				X(5)
Edward J. Fitzpatrick	X*	X(4)	X	X
Janet P. Froetscher		X			X(5)
Jill R. Goodman				X		X
R. Eden Martin (6)	X(6)
Christopher T. Mitchell				X(4)
Roderick A. Palmore			X		X*(5)	X
Susan M. Phillips (7)	X(7)
Joseph P. Ratterman				X(4)
Michael L. Richter	X(4)				X(5)
Samuel K. Skinner		X*	X			X
Carole E. Stone	X		X	X*		X
Eugene S. Sunshine		X	X			X*
______________________

*	Chair

(1)	The Chairman and Lead Director are both members of the Executive Committee and invited guests to the meetings of each of the other standing Board Committees.

(2)	Effective February 28, 2017, Mr. Tilly became Chair of the Executive Committee and Mr. Brodsky stepped down as the Chair and a member of the Executive Committee.

(3)	Effective February 28, 2017, Mr. Brodsky resigned from the Board and Committees of which he was a member.

(4)	Joined the Committee on May 18, 2017.

(5)	Joined the Committee upon its formation on December 19, 2017.

(6)	Effective February 28, 2017, Mr. Martin resigned from the Board and Committees of which he was a member.

(7)	Effective February 28, 2017, Ms. Phillips resigned from the Board and Committees of which she was a member.

Cboe Global Markets 2018 Proxy Statement 16

Audit Committee
The Audit Committee consists of 4 directors, all of whom are independent under Nasdaq and BZX listing rules, as well as under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee consists exclusively of directors who are financially literate. In addition, Mr. Fitzpatrick has been designated as our audit committee financial expert and meets the SEC definition of that position.
The Audit Committee's responsibilities include:

•	engaging our independent auditor and overseeing its compensation, work and performance,

•	reviewing and discussing the annual and quarterly financial statements and related press releases with management and the independent auditor, and

•	reviewing transactions with related persons for potential conflict of interest situations.
The Audit Committee also meets with our independent auditor in executive session without management present and our independent auditor may communicate directly, as needed, with members of the Audit Committee and the Board at large.
Compensation Committee
The Compensation Committee consists of 5 directors, all of whom are independent under Nasdaq and BZX listing rules. The Compensation Committee has primary responsibility to approve or make recommendations to the Board for:

•	all elements and amounts of compensation for the executive officers, including any performance goals,

•	reviewing succession plans relating to the CEO and our other executive officers,

•	the adoption, amendment and termination of cash and equity-based incentive compensation plans,

•	approving any employment agreements, severance agreements or change in control agreements with executive officers, and

•	the level and form of non-employee director compensation and benefits.
Nominating and Governance Committee
The Nominating and Governance Committee consists of 5 directors, all of whom are independent under Nasdaq and BZX listing rules. The Nominating and Governance Committee's responsibilities include making recommendations to the Board on:

•	persons for election as director,

•	a director to serve as Chairman of the Board and an independent director to serve as Lead Director,

•	any stockholder proposals and nominations for director,

•	the appropriate structure, operations and composition of the Board and its Committees,

•	the Board and Committee annual self-evaluation process, and

•	the contents of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and other corporate governance policies and programs.

17 Cboe Global Markets 2018 Proxy Statement

Criteria for Directors
We believe that each of the individuals serving on our Board has the necessary skills, qualifications and experiences to address the challenges and opportunities we face. The Nominating and Governance Committee is responsible for considering and recommending to the Board nominees for election as director, including considering each incumbent director's continued service on the Board. The Committee annually reviews the skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In evaluating director candidates, the Committee takes into consideration many factors, including the individual's educational and professional background, whether the individual has any special experience in a relevant area, personal accomplishments and cultural experiences. In addition, the Committee may consider such other factors it deems appropriate when conducting its assessment of director candidates.
Board Self-Evaluations
The Nominating and Governance Committee is responsible for establishing and overseeing the Board's and Committees' annual self-evaluations to determine whether the Board and the Committees are functioning effectively and to identify potential areas of improvement. The annual evaluation process includes the Chairman of the Nominating and Governance Committee and the Lead Director interviewing each member of the Board and each Committee conducting its own self-evaluation by discussing various topics and subject areas related to the Committee. These discussions are then reported to the Nominating and Governance Committee and the Board for their review and consideration.

Diversity
While we do not currently have a formal diversity policy, our Corporate Governance Guidelines provide that the Nominating and Governance Committee will seek to recommend to the Board candidates for director with a diverse range of experiences, qualifications and skills in order to provide varied insights and competent guidance regarding our operations, with a goal of having a Board that reflects diverse backgrounds, experience and viewpoints. We believe that we benefit from having directors with a diversity of skills, characteristics, backgrounds and cultural experiences.
Stockholder Nominations
The Nominating and Governance Committee will consider stockholder recommendations for candidates for our Board and will consider those candidates using the same criteria applied to candidates suggested by management. Stockholders may recommend candidates for our Board by contacting the Corporate Secretary of Cboe Global Markets, Inc. at 400 South LaSalle Street, Chicago, Illinois 60605.
In addition, stockholders may formally nominate candidates for our Board to be considered at an annual meeting of stockholders through the process described below under the heading "Stockholder Proposals."

Finance and Strategy Committee
The Finance and Strategy Committee's responsibilities include approving or making recommendations to the Board regarding the budget, capital allocation, strategic plans, and acquisition or investment opportunities.
Executive Committee
The Executive Committee has the authority to exercise the powers and authority of the Board when the convening of the Board is not practicable, except as limited by its charter, the Company's Bylaws and applicable law.
Risk Committee
The Risk Committee, established on December 19, 2017, is generally responsible for, among other things, overseeing the risk assessment and risk management of the Company, including risk related to cyber security, information technology and the Company's compliance with laws, regulations, and its policies.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of ours. In addition, there are no compensation committee interlocks with other entities with respect to any member of the Compensation Committee.

Cboe Global Markets 2018 Proxy Statement 18

Stockholder Engagement

Cboe Global Markets and its Board are committed to fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill. As a result, each year we interact with stockholders through a variety of engagement activities. These engagements routinely cover strategy and performance, corporate governance, compensation and other current and emerging issues to ensure that our Board and management understand and address the issues that are important to our stockholders.

Our key stockholder engagement activities in 2017 included attending investor and industry conferences, conducting investor road shows in major U.S. cities and hosting meetings at our corporate headquarters. In 2017, we engaged with holders of approximately 36 percent of our common stock outstanding. This activity included heavy engagement with stockholders in connection with our acquisition of Bats.

In 2017, we also conducted an outreach specifically focused on corporate governance and proxy season trends and issues, targeting our top ten stockholders that represent nearly 50 percent of institutional holdings. Through this effort, we spoke with representatives representing nearly 28 percent of our outstanding shares at the time of the outreach. Through these discussions we gain valuable feedback, and this feedback is shared with the Board and its relevant Committees and we take steps to address any areas of improvement. These discussions also covered our executive compensation program.

In addition, our quarterly earnings calls are open to the general public and feature a live webcast. The Annual Meeting, to be held in Chicago, also includes a live webcast, so all of our stockholders may listen to the meeting remotely if they are unable to attend the meeting in person.

Communications with Directors
As provided in our Corporate Governance Guidelines, stockholders and other interested parties may communicate directly with our independent directors or the entire Board. Our policy and procedures regarding these communications are located in the Investor Relations section of our website at http://ir.Cboe.com.

19 Cboe Global Markets 2018 Proxy Statement

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee has responsibility for reviewing and approving all related party transactions. The Committee has adopted a related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Committee in accordance with the terms of the policy. Other than as described below, since January 1, 2017, there were no transactions in which Cboe Global Markets or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than 5% of our common stock or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest.
Each of our directors Christopher T. Mitchell, Joseph P. Ratterman and Michael L. Richter, each of whom joined our Board in connection with the completion of our acquisition of Bats, and each of our executive officers Christopher R. Concannon, Brian N. Schell, Christopher A. Isaacson, Mark S. Hemsley and Bryan M. Harkins, each of whom joined the Company following the completion of our acquisition of Bats, do not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K other than as reported under the heading "Interests of Bats' Directors and Executive Officers in the Merger" in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by Cboe Global Markets, Inc. (formerly known as CBOE Holdings, Inc.) with the SEC on December 12, 2016, as amended and supplemented from time to time, which disclosure is incorporated herein by reference.

Cboe Global Markets 2018 Proxy Statement 20

BENEFICIAL OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following table lists the shares of our common stock that were beneficially owned as of March 20, 2018, or as of the date otherwise indicated below, and the percentage of our common stock beneficially owned, based on 112,665,622 shares outstanding on March 20, 2018, by each of:

•	our directors and nominees,

•	our named executive officers,

•	our directors and nominees and executive officers as a group, and

•	beneficial owners of more than 5% of our common stock.

Name	Number of Shares of Common Stock(1)	Percent of Voting Common Stock
Edward T. Tilly	102,000	*
Christopher R. Concannon	142,526	*
Alan J. Dean (2)	75,052	*
Joanne Moffic-Silver	82,561	*
Mark A. Hemsley	97,654	*
Edward L. Provost (2)	91,747	*
Gerald T. O'Connell (2)	71,893	*
James R. Boris (3) (4)	13,461	*
Frank E. English, Jr.	4,214	*
William M. Farrow III	2,766	*
Edward J. Fitzpatrick	7,429	*
Janet P. Froetscher	18,061	*
Jill R. Goodman	10,214	*
Christopher T. Mitchell (4)	8,808	*
Roderick A. Palmore	17,761	*
James E. Parisi	-	*
Joseph P. Ratterman (5)	32,513	*
Michael L. Richter	22,181	*
Samuel K. Skinner (4)	18,061	*
Jill E. Sommers	-	*
Carole E. Stone	14,241	*
Eugene S. Sunshine	18,061	*
All serving directors, nominees and executive officers as a group (25 persons)	1,007,301	*
T. Rowe Price Associates, Inc. (6)	14,037,419	12.46%
The Vanguard Group (7)	11,347,583	10.07%
BlackRock, Inc. (8)	8,088,983	7.18%
FMR LLC (9)	7,139,489	6.34%
______________________

*	Less than 1%.

(1)
Amounts include 1,185 shares of unvested restricted common stock granted to each non-employee director pursuant to the Second Amended and Restated Long-Term Incentive Plan. The number of shares of unvested restricted common stock held by all directors as a group is 15,405. The restricted stock units granted to our executives, which do not

21 Cboe Global Markets 2018 Proxy Statement

entitle the holder to voting rights and are described in the "Summary Compensation" section of this proxy statement, are not included in this table.

(2)	As of December 31, 2017.

(3)	Amount includes 3,300 shares held by the JMJ Foundation, Inc., over which Mr. Boris has voting and dispositive power. Mr. Boris disclaims beneficial ownership of these shares.

(4)	Messrs. Boris, Mitchell and Skinner are not standing for reelection as directors at the Annual Meeting.

(5)
Consists of 1,455 shares of common stock held of record by Mr. Ratterman and 31,058 shares of common stock held of record by the Joseph P. and Sandra M. Ratterman Trust. Joseph P. Ratterman and Sandra M. Ratterman, as Trustees of the Joseph P. and Sandra M. Ratterman Trust dated September 15, 2008, or their Successors in Trust, may be deemed to share voting power and dispositive power over the shares held by the Trust.

(6)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2018. The Schedule 13G/A reports that, as of December 31, 2017, T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202, has sole voting power with respect to 3,756,321 shares of common stock and sole dispositive power with respect to 14,037,419 shares of common stock.

(7)
Based on information set forth in a Schedule 13G/A filed with the SEC on January 10, 2018. The Schedule 13G/A reports that, as of December 29, 2017, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, has sole voting power with respect to 159,123 shares of common stock and sole dispositive power with respect to 11,175,990 shares of common stock. In addition, The Vanguard Group has shared voting power with respect to 19,669 shares of common stock and shared dispositive power with respect to 171,593 shares of common stock.

(8)
Based on information set forth in a Schedule 13G filed with the SEC on February 1, 2018. The Schedule 13G reports that, as of December 31, 2017, BlackRock Inc., 55 East 52nd Street New York, NY 10055, has sole voting power with respect to 7,219,099 shares of common stock and sole dispositive power with respect to 8,088,983 shares of common stock.

(9)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2018. The Schedule 13G/A reports that, as of December 31, 2017, FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, has sole voting power with respect to 913,641 shares of common stock and sole dispositive power with respect to 7,139,489 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater-than-10% stockholders, if any, are required by regulation to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based on our review of the copies of those forms, any amendments that we have received and written representations from our executive officers and directors, we believe that all executive officers and directors and the owners of more than 10% of our common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2017.

Cboe Global Markets 2018 Proxy Statement 22

DIRECTOR COMPENSATION
January 2017 – May 2017
In early 2016, the Compensation Committee considered a review of competitive data for Board compensation from Meridian Compensation Partners, LLC, our independent compensation consultants, and recommended that the Board make changes to the compensation of directors to be set at competitive levels. In 2017, for the Board term ending with our 2017 Annual Meeting of Stockholders, we compensated our non-employee directors as follows:

•	an annual cash retainer of $90,000,

•	an annual stock retainer valued at $100,000, based on the closing price on the date of grant,

•	a meeting fee of $1,000 for each committee meeting that a director attended,

•	Cboe Global Markets Compensation, Finance and Strategy and Nominating and Governance Committee chairs received an additional annual cash retainer of $15,000,

•	Cboe Global Markets Audit Committee and the Cboe Options and C2 Regulatory Oversight and Compliance Committee chairs received an additional annual cash retainer of $25,000,

•
the Lead Director of the Board received the cash and stock retainer that the other directors received, an additional cash retainer of $50,000 and meeting fees for the meetings of standing Committees that he attended, and

•	Mr. Brodsky, the former Chairman of the Board, who did not receive meeting fees, received the cash and stock retainer that the other directors received, and an additional cash retainer of $250,000.
May 2017 – December 2017
In early 2017, the Compensation Committee considered a review of competitive data for Board compensation from Meridian Compensation Partners, LLC, our independent compensation consultants, and recommended that the Board make changes to the compensation of directors to be set at competitive levels. In 2017, for the Board term ending with the Annual Meeting, we compensated our non-employee directors as follows:

•	an annual cash retainer of $90,000,

•	an annual stock retainer valued at $100,000, based on the closing price on the date of grant,

•	a meeting fee of $1,500 for each committee meeting that a director attended,

•	Cboe Global Markets Compensation, Finance and Strategy and Nominating and Governance Committee chairs received an additional annual cash retainer of $15,000,

•	Cboe Global Markets Audit Committee and the Cboe Options and C2 Regulatory Oversight and Compliance Committee chairs received an additional annual cash retainer of $25,000, and

•	the Lead Director of the Board, who does not receive meeting fees, received the cash and stock retainer that the other directors received and an additional cash retainer of $150,000.
Payments for meetings and the chair retainers for our non-employee directors include payments for service on certain Cboe Options and C2 board committees in addition to the Committees of the Cboe Global Markets Board.

The compensation of our non-employee directors for the year ended December 31, 2017 for their service is shown in the following table. The Risk Committee chair did not receive a cash retainer in 2017.

23 Cboe Global Markets 2018 Proxy Statement

2017 Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
William J. Brodsky (2) (3)	$170,000	$—	$63,503	$233,503
James R. Boris	$208,088	$100,026	$—	$308,114
Edward J. Fitzpatrick	$141,000	$100,026	$—	$241,026
Frank E. English, Jr.	$108,500	$100,026	$—	$208,526
William M. Farrow, III	$110,000	$100,026	$—	$210,026
Janet P. Froetscher	$105,000	$100,026	$—	$205,026
Jill R. Goodman	$109,000	$100,026	$—	$209,026
R. Eden Martin (2)	$48,000	$—	$—	$48,000
Christopher T. Mitchell (4)	$78,000	$121,734	$—	$199,734
Roderick A. Palmore	$127,000	$100,026	$—	$227,026
Susan M. Phillips (2)	$48,000	$—	$—	$48,000
Joseph P. Ratterman (4)	$81,000	$121,734	$—	$202,734
Michael L. Richter (4)	$89,500	$121,734	$—	$211,234
Samuel K. Skinner	$120,500	$100,026	$—	$220,526
Carole E. Stone	$136,000	$100,026	$—	$236,026
Eugene S. Sunshine	$122,500	$100,026	$—	$222,526
______________________

(1)
The non-employee directors then-serving on the Board received an equity grant of restricted stock on May 18, 2017. The equity grant vests on the earlier of the one year anniversary of the grant date or the completion of the year of director service. Each of these directors holds 1,185 shares of unvested restricted stock as of December 31, 2017.

(2)
In connection with the acquisition of Bats, the equity grants of 1,581 shares granted on May 19, 2016 of unvested restricted stock to each of Messrs. Brodsky and Martin and Ms. Phillips vested on February 28, 2017. In addition, they also received in connection with the acquisition of Bats retainer payments that would have been payable to them if they had not ceased to serve on the Board prior to our 2017 Annual Meeting of Stockholders.

(3)
The amount shown in the All Other Compensation column represents $63,503 in incremental costs to the Company for office space and administrative assistance provided to Mr. Brodsky following his retirement on February 28, 2017.

(4)
Messrs. Mitchell, Ratterman and Richter, who joined the Board on February 28, 2017, also received the same compensation and equity as described above for all other directors, but on a pro rata basis for the portion of time served in 2017 until our 2017 Annual Meeting of Stockholders, which included a grant to each of 270 shares of restricted stock that vested in 2017.

Director Stock Ownership and Holding Guidelines

The Compensation Committee has adopted stock ownership and holding guidelines, which provide that each non-employee director should own stock equal to three times the cash annual retainer for directors within three years of joining the Board. For purposes of this ownership and holding requirement, (a) shares owned outright or in trust and (b) restricted stock, including shares that have been granted but are unvested, are included. In addition, each non-employee director is required to hold all of their shares until the guidelines are met, except for sales of shares to pay taxes with respect to the vesting or exercising of equity grants. Other than Mr. Farrow, who was first elected to our Board in 2016, each of the non-employee incumbent directors has met the ownership requirement as of December 31, 2017.

Director Hedging and Pledging Policies

Under our Insider Trading Policy, our directors are prohibited from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock. Our Insider Trading Policy also prohibits directors from entering into any pledges or margin loans on shares of our common stock. None of the directors have existing pledges or margin loans on shares of our common stock.

Cboe Global Markets 2018 Proxy Statement 24

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The design of our executive compensation program, including compensation practices and independent oversight, is intended to align management's interests with those of our stockholders and pay for our performance. Compensation awarded in 2017 is a result of yet another year of solid results and our transformational acquisition of Bats on February 28, 2017. In October 2017, we changed our name to Cboe Global Markets, Inc.

Compensation Governance Practices

What we do		What we don't do
●	Mitigate compensation risk	●	No hedging or pledging of Company stock
●	Enforce robust mandatory stock ownership and holding guidelines	●	No tax gross-ups upon a change in control or otherwise
●	Utilize independent compensation consultant	●	No excessive use of employment contracts
●	Active engagement with stockholders	●	No payouts for below threshold performance
●	Maintain double trigger change in control provisions in employment agreements, offer letter agreements and the Executive Severance Plan	●	No excessive perquisites
●	Provide clawback provisions for cash incentive and equity awards for executives
●	Impose maximum caps and limits on incentive award payouts

Independent Oversight
The Compensation Committee:

•	is composed solely of independent directors;

•	utilizes an independent compensation consultant; and

•	met 5 times during the year to discuss executive officer compensation, compensation practices and performance criteria.
2017 Compensation Program Overview

•	Market-competitive base salary.

•	High proportion of named executive officers' total compensation was composed of performance-based compensation.

•
Annual cash incentive for 2017 was based on corporate performance (weighted 70%) against pre-established synergy achievement and revenue levels and individual performance (weighted 30%) against individual and Company-wide strategic goals.

•
Long-term incentive for 2017, other than special one-time sign-on grants to Messrs. Concannon and Hemsley, was comprised of 50% time-based restricted stock units ("RSUs") and 50% performance-based restricted stock units ("PSUs").

•	Special one-time sign-on grants of RSUs to Messrs. Concannon and Hemsley vest in full upon the third anniversary of the acquisition of Bats, assuming continued employment until that date.

•	Market competitive retirement, medical, life and disability arrangements that are generally available to all employees.

•	Market competitive executive retirement programs.

25 Cboe Global Markets 2018 Proxy Statement

2017 Business Highlights
The following is a brief summary of our 2017 business highlights as they relate to the key performance metrics used in our performance-based compensation program as well as other business highlights.

•
On February 28, 2017, we completed our transformational acquisition of Bats. Following the acquisition, we are one of the world's largest exchange holding companies and a leader in providing global investors cutting-edge trading and investment solutions. Our 14 trading venues include the largest options exchange in the U.S. and the largest stock exchange by value traded in Europe, and the Company is the second-largest stock exchange operator in the U.S. and a leading market globally for exchange-traded products trading.

•	Increased share of total U.S. exchange-traded options contracts on a combined company basis for 2017 to 41.4%, up from 38.7% for 2016.

•
We ended 2017 with approximately $25 million in realized synergies, primarily seen in compensation and benefits and professional fees and outside services. We also continued to make solid progress executing on our integration plans.

•
As planned, on February 25, 2018, we completed the migration of CFE to the Bats technology platform. The migration of our trading technology onto Bats' proven platform underpins the scale and efficiency we expect to gain from the acquisition of Bats. We expect to complete the C2 migration to the Bats technology platform on May 14, 2018.

•	Realized fifth consecutive year of record index option trading, with new average daily volume record highs in VIX options and futures and SPX options.

•
Grew our ETP listings to 250, an 82% increase from 137 at the end of 2016. Of those additions, 30 are BlackRock iShares funds, which transferred from a competing marketplace in 2017. Our market share grew to 12% of all U.S. ETPs from 7% in 2016.

•	We won 32% of all new U.S. ETP listings and 62% of transfers, our highest-ever percentages, including some of the largest ETP launches this year.

•	Grew our global FX market share to approximately 13% for the year, up from 12% in 2016.

•
We continued to focus on our core index business, while extending our global reach to promote an expanded product line. We opened a satellite Hong Kong office, while continuing to leverage our presence in London and Singapore.

We believe that the performance of the Company demonstrates that management is keenly focused on obtaining short-term results, while positioning the Company for long-term growth. We also continued our integration of Bats, while achieving our previously disclosed synergy goals. Our business continued to generate strong cash flows from operations and we paid down debt and deployed capital to enhance stockholder returns while retaining the flexibility to pursue new opportunities. To that end, in 2017:

•	in keeping with our goal of consistent and sustainable dividend growth, we increased our quarterly dividend by 8% to $0.27 per share; and

•	we paid off $400 million of the $1.65 billion of debt we incurred in the aggregate to finance our acquisition of Bats.
As a result of these business highlights and capital allocation decisions, as of December 31, 2017, we achieved a total stockholder return of approximately 70% for 2017 and approximately 104% over the past three years.

Cboe Global Markets 2018 Proxy Statement 26

Discussion
The following is a discussion of how the total compensation awarded to, earned by or paid to each of our 2017 "named executive officers," or "NEOs," is determined. Our 2017 NEOs are:

Name	Position
Edward T. Tilly	Chairman and Chief Executive Officer
Christopher R. Concannon	President and Chief Operating Officer
Alan J. Dean	Executive Vice President, Chief Financial Officer and Treasurer
Joanne Moffic-Silver	Executive Vice President, General Counsel and Corporate Secretary
Mark S. Hemsley	Executive Vice President, President Europe
Edward L. Provost	Former President and Chief Operating Officer
Gerald T. O'Connell	Former Executive Vice President and Chief Information Officer
In connection with our acquisition of Bats, Messrs. Concannon and Hemsley joined the Company effective February 28, 2017 and Messrs. Provost's and O'Connell's last day with the Company was February 28, 2017. Information presented regarding total compensation awarded to, earned by or paid to Messrs. Concannon and Hemsley is from February 28, 2017 to December 31, 2017. Mr. Dean's last day with the Company was December 31, 2017. Ms. Moffic-Silver's last day with the Company was February 28, 2018.
Compensation Philosophy and Summary
Our executive compensation program is designed to attract and retain talented and dedicated executives who are instrumental in our achievement of key strategic business objectives. To meet these objectives, the Compensation Committee designed and implemented a program that pays a substantial portion of executive compensation based on corporate and individual performance.

The Compensation Committee believes that compensation plays a vital role in contributing to the achievement of key strategic business objectives that ultimately drive long-term business success. Accordingly, we designed our executive compensation program to focus our executives on achieving critical corporate financial and strategic goals, while taking steps to position the business for sustained growth in financial performance over time. The compensation arrangements for Messrs. Concannon and Hemsley, which are set forth in their respective employment and offer letter agreements, were determined using the same methodology as used for each of the other named executive officers. These employment and offer letter agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements."
The following table lists the various components included in total compensation for our executive officers and each element's purpose. Later sections provide additional details regarding each component.

27 Cboe Global Markets 2018 Proxy Statement

Total Compensation Component	Purpose
Base salary	Provides a defined amount of compensation based on the market value of the position and provides a baseline for our annual incentive plan
Annual incentive
Provides pre-established and discretionary payments designed to reward each executive for his or her contribution towards achieving our synergy and revenue results and for his or her achieving individual and strategic goals

Long-term equity awards	Aligns the interests of our executives with stockholders and motivates our executives to focus on our long-term growth and increased stockholder value
Special one-time sign-on long-term equity awards	Provides significant incentive for retention, aligns the interests of our new executives with stockholders and motivates them to focus on our long-term growth and increasing stockholder value
Benefits (retirement, medical, life and disability)	Provides competitive benefits to attract and retain executives and protects executives in a catastrophic event
Severance	Creates a stable framework by encouraging retention in times of uncertainty
The following charts are an approximate distribution of the total target 2017 compensation mix for the Chairman and Chief Executive Officer and the other named executive officers as a group (excluding Messrs. Provost and O'Connell). Total target compensation is the sum of an executive officer's 2017 base salary, target annual incentive and target value for long-term equity awards (i.e., RSUs and PSUs). The following does not reflect the Lag Grants (as defined below), Sign-on Grants (as defined below) nor the retirement benefits described below.
2017 Compensation Changes
The Board and Compensation Committee determine actual bonus payouts based on achieved results against pre-established performance metrics. For both 2016 and 2017, bonus payouts were based on achieved performance against a corporate performance metric weighted 70% and individual performance goals weighted 30%. As a result of the acquisition of Bats and our executives' focus on the integration of Bats and growing our revenues, the Compensation Committee changed the 2017 corporate performance metrics to better align the interests of our executives with our business strategy and with stockholders. For 2017, the corporate performance metrics were the achievement of synergies and revenues, compared to 2016, when the corporate performance metric was pre-tax, pre-bonus net income.

    Previously, the Compensation Committee approved granting PSUs that were one-half subject to relative total stockholder return goals and one-half subject to earnings per share goals. As a result of the Bats acquisition, the Compensation Committee determined not to grant PSUs subject to earnings per share goals in 2017, due to the difficulty in setting a meaningful long-term earnings per share goal immediately following the acquisition. Therefore, the Compensation Committee

Cboe Global Markets 2018 Proxy Statement 28

approved granting all PSUs subject to the achievement of relative total stockholder return against pre-determined performance goals over a three-year performance period.

The Board and Compensation Committee annually review whether our compensation program rewards our executives based on the performance of the Company and with a pay mix that is in-line with our peers, without causing sudden disruptions in compensation that may result in turnover. In connection with this review, for 2017, the Board and Compensation Committee changed the methodology for granting equity awards. Previously, the Board and Compensation Committee granted a mix of RSUs and PSUs in the first quarter of the year to each executive that related to the prior service year. The equity awards were essentially granted on a one-year lag ("Lag Grants"). To align with best practices, stockholder interests and our peers, beginning in 2017, the Board and Compensation Committee granted a mix of RSUs and PSUs in the first quarter of the service year. Since 2017 is the transition year, the Summary Compensation Table below reflects both the Lag Grants for 2016 service, and the annual equity awards ("Catch-up Grants") that were granted for 2017 service. We do not plan to award equity on a one-year lag in the future. With the granting of the 2017 Catch-Up Grants, the Board and Compensation Committee believe that the new compensation cycle for executives has been established and plan to continue granting annual awards in the first quarter of the service year.

Role of the Compensation Committee
The Compensation Committee is responsible for reviewing the various components of the total compensation program for all executive officers. The Compensation Committee either approves or makes recommendations to the Board regarding compensation related decisions. To provide the Compensation Committee with advice and assistance related to the design of our incentive compensation plans, the Compensation Committee engaged Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant. Meridian consultants regularly attend meetings of the Compensation Committee. In addition, Messrs. Tilly and Concannon generally attended in 2017 portions of the meetings of the Compensation Committee to provide information and assistance, other than when the Compensation Committee discussed the respective executive's compensation.
Independent Compensation Consultant
Meridian, our independent compensation consultant, reviews the executive compensation program and advises the Compensation Committee on best practices and plan design to help improve the Company's program's effectiveness. In addition, the consultant provides advice to the Compensation Committee on the Company's compensation peer groups and on the competitive positioning of the various components of the executive compensation program. The independent compensation consultant also meets with the Compensation Committee in executive session without management present and may communicate directly, as needed, with members of the Compensation Committee and the Board at large. Based on a review of its engagement of the independent compensation consultant and consideration of factors set forth in SEC, Nasdaq and BZX rules, the Compensation Committee determined that Meridian's work did not raise any conflicts of interest and that it is independent.
Company's Response to Stockholder Votes on Say-on-Pay and on Frequency of Stockholder Vote on Say-on-Pay
At the 2017 Annual Meeting of Stockholders, our "say-on-pay" proposal received the support of over 95% of the votes cast for approval of our 2016 executive compensation program as disclosed in our 2017 Proxy Statement, and every year since going public in 2010, we have received over 85% stockholder support of our executive compensation programs. The Compensation Committee has reviewed the results of the stockholder vote on our 2016 executive compensation program and considered such results supportive of our executive compensation program and the Compensation Committee's measured approach to modifying our compensation practices to enhance their alignment with stockholder interests. In addition, the Compensation Committee has determined that the vote result did not warrant any large-scale changes to our executive compensation program; however, the Compensation Committee continues to take steps to ensure our compensation practices remain aligned with best practices and stockholder interests.
In addition, at the 2017 Annual Meeting of Stockholders, the proposal to continue the annual frequency for holding a stockholder vote on future "say-on-pay" proposals received the support of over 85% of the votes cast. In connection with such result, the Board determined that a non-binding "say-on-pay" vote will be included annually, consistent with prior practice, in our future proxy materials until the next vote on frequency or until the Board elects to implement a different frequency for such advisory votes.

29 Cboe Global Markets 2018 Proxy Statement

Peer Groups and Comparative Data
Based on advice from our independent compensation consultant, the Compensation Committee continued to use two peer groups from which to derive competitive market compensation data: (i) the Securities Exchange Peer Group and (ii) the Broader Financial and Technology Industry Peer Group. The Securities Exchange Peer Group was composed of seven companies, each with a heavy focus on our industry. The Broader Financial and Technology Industry Peer Group was composed of 18 companies, and included financial services firms and technology-focused companies with corporate profiles similar to ours, with revenues ranging between one-third to three-times the Company's projected annual revenue. The Compensation Committee utilizes this two peer group model to derive meaningful compensation data due to our unique business model and to ensure that our target compensation is competitive. The Compensation Committee also uses this data as points of reference, rather than as the determining factors in setting compensation for our executive officers.

Securities Exchange Peer Group
ASX Limited	Intercontinental Exchange, Inc.
CME Group Inc.	Nasdaq, Inc.
Deutsche Borse AG	TMX Group Limited
London Stock Exchange Group plc

Broader Financial and Technology Industry Peer Group
American Capital, Ltd.	MarketAxess Holdings Inc.
Bottomline Technologies (de), Inc.	MSCI Inc.
The Dun & Bradstreet Corporation	Piper Jaffray Companies
Exlservice Holdings, Inc.	SEI Investments Company
FactSet Research Systems Inc.	SS&C Technologies Holdings, Inc.
GAIN Capital Holdings, Inc.	Syntel, Inc.
Investment Technology Group Inc.	Tyler Technologies, Inc.
Jack Henry & Associates, Inc.	The Ultimate Software Group, Inc.
Manhattan Associates, Inc.	WEX Inc.

The Compensation Committee annually reviews the two peer groups. Following the 2017 compensation decisions and following the acquisition of Bats, the Committee approved the following updates to the Broader Financial and Technology Industry Peer Group:

Added	Removed
Akamai Technologies, Inc.	American Capital, Ltd.
BGC Partners, Inc.	Bottomline Technologies (de), Inc.
E*TRADE Financial Corporation	Exlservice Holdings, Inc.
Euronet Worldwide, Inc.	Investment Technology Group Inc.
Fair Isaac Corporation	Syntel, Inc.
TransUnion
Verint Systems Inc.
These changes increased the number of peers in the Broader Financial and Technology Industry Peer Group from 18 to 20 companies. The Compensation Committee made no changes to the Securities Exchange Peer Group.
The Compensation Committee compared our corporate performance to our peer groups in the areas of revenues, gross profit, market capitalization, operating margin and number of employees. With respect to the industry-specific Securities Exchange Peer Group, the Compensation Committee recognizes that the Company falls below the median annual revenue, but believes that the Securities Exchange Peer Group is appropriate due to the limited number of competitors in our industry. With respect to the Broader Financial and Technology Industry Peer Group, the Company's annual revenue falls slightly above the median of the peer group and the Company's market capitalization falls above the median of the peer group.

Cboe Global Markets 2018 Proxy Statement 30

Elements of Compensation
Base Salary. The base salary for our named executive officers is designed to be part of a competitive total compensation package when compared to both of our peer groups. Base salary provides our named executive officers with a measure of certainty within their total compensation package and provides a baseline for their target payout opportunity under the annual incentive plan. In setting base salary, in addition to considering peer group data, the Compensation Committee also considered for each named executive officer the following factors:

●	position,	●	individual performance,
●	experience,	●	potential to influence our future success, and
●	industry specific knowledge,	●	total compensation.
●	level of responsibility,
For 2017, the Compensation Committee reviewed and made recommendations to the Board regarding the base salaries for each of the named executive officers, other than Messrs. Concannon and Hemsley, with input in part from Mr. Tilly regarding the individual performances of Mr. Dean, Ms. Moffic-Silver, Mr. Provost and Mr. O'Connell. Due to the acquisition of Bats, our strong corporate performance in 2016, Mr. Tilly's assumption of additional responsibilities in leading a larger company, and our goal of aligning compensation with comparative market data provided by Meridian, the base salary for Mr. Tilly increased 15% in February 2017. No changes were made to the base salaries for Mr. Dean, Ms. Moffic-Silver, Mr. Provost and Mr. O'Connell in 2017.
With respect to Messrs. Concannon and Hemsley, for 2017, the Compensation Committee reviewed and made recommendations to the Board regarding their initial base salaries upon the beginning of their employment with us. In setting base salaries, the Compensation Committee considered input in part from Mr. Tilly, the executives' pay histories at Bats and comparative market data provided by Meridian. The base salaries are set forth in their respective employment and offer letter agreements, which are described more fully below under "Severance, Change in Control and Employment-Related Agreements."
Annual Incentive. The annual incentive, or bonus, component of the total compensation package paid to our named executive officers is intended to reward performance relative to annual goals that were approved by the Board and Compensation Committee at the beginning of the year. In the first quarter following the performance year, the Compensation Committee reviews corporate and individual performance for the year and makes recommendations to the Board for annual incentives to be paid to the named executive officers.
The Compensation Committee established a target annual incentive opportunity for each of the named executive officers, other than Messrs. Concannon and Hemsley, by considering market data derived from our two peer groups, in addition to the following factors: the executive officer's job responsibilities, experience, pay history and ability to affect our success in the upcoming year. With respect to Messrs. Concannon and Hemsley, for 2017, the Compensation Committee established a target annual incentive opportunity for each of the executive officers by considering comparative market data and the following factors: the executive officer's expected job responsibilities, experience, pay history at Bats and ability to affect our success in the upcoming year, following the start of their employment with us. The initial target annual incentive opportunities for Messrs. Concannon and Hemsley are set forth in their respective employment and offer letter agreements, which are described more fully below under "Severance, Change in Control and Employment-Related Agreements."

Below are the 2017 target annual incentive amounts for the named executive officers, shown as a percentage of salary. The target annual incentive opportunity amount for Mr. Tilly increased from 150% in 2016 to 165% in February 2017, due to the acquisition of Bats, strong corporate performance in 2016, his additional responsibilities in leading a larger company and to align compensation with comparative market data provided by Meridian. We made no changes to the target annual incentive opportunity amounts for Mr. Dean, Ms. Moffic-Silver, Mr. Provost and Mr. O'Connell in 2017.

31 Cboe Global Markets 2018 Proxy Statement

Named Executive Officer	Target Annual Incentive Opportunity as Percentage of Base Salary
Edward T. Tilly	165%
Christopher R. Concannon	150%
Alan J. Dean	140%
Joanne Moffic-Silver	140%
Mark S. Hemsley	95%
Edward L. Provost	150%
Gerald T. O'Connell	140%
The Compensation Committee determines actual bonus payouts based on achieved results against pre-established performance metrics. The use of pre-established performance metrics creates an annual incentive plan that rewards our executive officers for superior performance, reduces payouts when performance does not meet target and eliminates payouts if performance does not meet threshold. In addition, the performance metrics create a more structured, formulaic annual incentive plan - the executive officers know throughout the year what needs to be accomplished and what specific bonus dollar amounts can be earned at different performance levels.
The Company funds the annual incentive plan for our U.S. named executive officers from a bonus pool based on the achievement of a corporate performance metric. The Compensation Committee also establishes annual performance metrics for each named executive officer that include corporate metrics and non-financial individual goals. At the beginning of 2017, the Compensation Committee established the "bonus pool" based on a percentage of the Company's adjusted pre-tax net income and allocated a fixed proportion of any bonus pool formed to our named executive officers, other than Mr. Hemsley, who is a U.K. based employee, and Messrs. Provost and O'Connell. However, the Compensation Committee maintains discretion to adjust a named executive officer's allocable share of the bonus pool based on achieved performance against corporate performance metrics (achievement of synergies and revenues) weighted 70% in the aggregate and individual performance goals weighted 30%. In no event may the Compensation Committee award an annual incentive bonus in an amount greater than a named executive officer's allocable portion of the bonus pool.
Under the annual incentive plan, the Compensation Committee established threshold, target and maximum performance levels. The Company will pay no annual incentive bonus if actual performance is below threshold. The following chart shows the aggregate bonus payout opportunity for each named executive officer at these performance levels. Mr. Hemsley receives his cash compensation in British pounds and his salary and bonus payout opportunity as reported below were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

Named Executive Officer	Base Salary*	Target Annual Incentive Opportunity as Percentage of Base Salary	Annual Bonus Payout Opportunity*
			Threshold	Target	Maximum
Edward T. Tilly	$1,150	165%	$569	$1,898	$3,511
Christopher R. Concannon	$1,000	150%	$450	$1,500	$2,775
Alan J. Dean	$525	140%	$221	$735	$1,360
Joanne Moffic-Silver	$433	140%	$182	$606	$1,121
Mark S. Hemsley	$659	95%	$186	$621	$1,149
Edward L. Provost	$630	150%	$284	$945	$1,748
Gerald T. O'Connell	$425	140%	$179	$595	$1,101
______________________
* In thousands

Corporate Performance. The corporate performance metrics, achievement of synergies (30%) and achievement of revenue (40%), are weighted 70% in the aggregate of each named executive officer's target annual incentive opportunity. The Compensation Committee approved these metrics to better align the interests of our executives with stockholders and to focus on the integration of Bats through cost savings and growing our revenue. More specifically, these metrics focus and reward management's efforts to achieve key business strategy goals of synergies related to the transformational acquisition of Bats and continuing to increase our revenue by increasing trading in our products.

Cboe Global Markets 2018 Proxy Statement 32

The Compensation Committee established the following levels of the achievement of synergies and revenue for 2017 to be met with respect to threshold, target and maximum bonus payouts. The Compensation Committee used straight-line interpolation to determine amounts for any results in between the threshold and target performance levels and in between the target and maximum performance levels. The following also shows the actual performance and percentage payouts for 2017.

Performance Metric	Weighting	Threshold	Target	Maximum	Actual
Corporate Performance Metrics
Achievement of Synergies	30%	$10 million	$15 million	$25 million	$25 million
Percentage Payout of Target	—	50%	100%	150%	150%
Achievement of Revenue	40%	$916 million	$1,145 million	$1,374 million	$1,154 million
Percentage Payout of Target	—	0%	100%	200%	101%
The 2017 achievement of synergies is measured as of December 31, 2017 and the target is $15 million of 2017 realized cost synergies that was reviewed by the Board in September 2016 and thereafter publicly disclosed. The achievement of 2017 revenue is revenues less cost of revenues, other than royalties, measured as of December 31, 2017 on a combined company basis, which assumes that the acquisition of Bats occurred on January 1, 2017. The target 2017 revenues less cost of revenues, other than royalties, projection was presented to and reviewed by the Board.

On February 9, 2018, we publicly disclosed the 2017 realized cost synergies and revenue on a combined company basis. Revenues less cost of revenues, other than royalties, on a combined company basis is a non-GAAP measure used by the Company and a reconciliation to GAAP revenues is provided in Appendix B. For 2017, the unweighted payout percentage for corporate performance was approximately 131% of each named executive officer's target annual incentive award opportunity, not including Messrs. Provost, Dean and O'Connell. The separation agreements for Messrs. Provost, Dean and O'Connell are described more fully below under "Severance, Change in Control and Employment-Related Agreements."

Individual Performance. The individual performance goals are 30% of each named executive officer's target annual incentive opportunity. Based upon data and analysis on each goal as provided by management, the Compensation Committee determined the unweighted payout percentage of target annual incentive award opportunity for individual performance for each named executive officer.
Early in 2017, the Compensation Committee set the following strategic goals for 2017:

•	Acquisition of Bats: Ensure successful integration of Bats;

•	Resources: Ensure resources are in place to implement plans to leverage existing technology and develop new trading technology;

•	Indexes: Strengthen core index franchise;

•	Methodologies: Pursue leveragable methodologies;

•	Customer Engagement: Reach out via education, technology and analytics;

•	Geographic Expansion: Widen global access and distribution;

•	Asset Class Diversification: Create markets for the Company's capabilities; and

•	Customer Capital: Facilitate products and customers.
As discussed above in "2017 Business Highlights," overall, we substantially performed on our targeted 2017 strategic goals.
The Compensation Committee received input from Mr. Tilly regarding the individual performance of Mr. Concannon. The Compensation Committee also received input from Messrs. Tilly and Concannon regarding the individual performances and recommendations regarding incentive compensation of the other executive officers. The Compensation Committee, with input from the Board, also evaluated the performance of Messrs. Tilly and Concannon with respect to the following:

33 Cboe Global Markets 2018 Proxy Statement

Mr. Tilly's Individual Goals:

•	manage the Company and its affiliates to achieve the strategic goals listed above which allow for long-term success;

•	manage the successful integration of Bats;

•	manage communications with the investment community so as to cultivate a loyal stockholder base; and

•
work with the Compensation Committee and the Board in continuing to develop and enhance the Company's succession plan for all senior management positions. The succession plan will identify and qualify multiple potential successors for each senior management position.

Mr. Concannon's Individual Goals:

•	ensure resources are in place to execute the Company's strategic goals listed above;

•	manage the successful integration of Bats;

•	manage communications with the investment community so as to cultivate a loyal stockholder base; and

•	manage the operation of the Company and its affiliates to ensure reliable and efficient service at a competitive cost.
Based on these factors and its deliberations, the Compensation Committee determined for individual performance the payout percentage of each named executive officer's target annual incentive award opportunity. Such individual performance payout percentages of target ranged from 115% to 198%, not including Messrs. Provost, Dean and O'Connell. The "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below reflects amounts paid under the annual incentive plan.
Long-Term Incentive Plan. The Compensation Committee strongly believes that a stock ownership culture enhances our long-term success. We have adopted the Second Amended and Restated Long-Term Incentive Plan, which was approved by stockholders at the 2016 Annual Meeting of Stockholders. Under the plan, the Compensation Committee may grant equity or cash awards, including restricted stock, restricted stock units and options. Stock options were not featured in our long-term incentive program in 2017.
The Compensation Committee believes that equity awards assist us in meeting the following goals:

•	aligning the financial interests of our Board members and employees with the interests of our stockholders;

•	aligning our Board and executive compensation with that of our peers in terms of vehicle and value;

•	providing competitive compensation to assist in retaining highly skilled and qualified Board members and executives; and

•	deferring a significant portion of total compensation to the future and linking the ultimate value of the award to our future stock price.
In addition, in connection with our acquisition of Bats, the Company assumed the Bats Global Markets, Inc. 2009 Stock Option Plan (the "2009 Plan"), the Bats Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the "2012 Plan") and the Bats Global Markets, Inc. 2016 Omnibus Incentive Plan (the "2016 Plan", and collectively, the "Bats Plans"). Restricted stock and stock options were granted to Bats' employees under the Bats Plans and vest in equal annual installments over either three or four years. The stock options and some restricted stock granted under the Bats Plans are fully vested. Following Bats' initial public offering, no new awards could be made under the 2009 Plan and 2012 Plan. No awards have been made under the Bats Plans subsequent to our acquisition of Bats. We will not grant any additional awards under the Bats Plans; however, there are still awards outstanding under these plans. Information on the outstanding awards and shares of common stock reserved under the Bats Plans is provided more fully below under "Equity Compensation Plan Information."

Cboe Global Markets 2018 Proxy Statement 34

2017 Grants
The Compensation Committee and the Board granted equity awards in early 2017 for 2016 service, also known as the Lag Grants, and also granted equity awards in early 2017 for 2017 service, also known as the Catch-up Grants. Messrs. Concannon and Hemsley received the Catch-up Grants and were not eligible for Lag Grants because they joined us in connection with the acquisition of Bats and provided no services to us in 2016.
Catch-up Grants
The Catch-up Grants are long-term incentive awards granted in connection with the 2017 service year and were awarded at the target amount for each executive. The Compensation Committee set each named executive officer's target long-term incentive value based on comparative market data and individual performance. Once the Compensation Committee set the target long-term incentive value for each named executive officer, one-half of the target value was granted in the form of time-based RSUs and one-half of the target value was granted in the form of PSUs.

•
Time-Based Restricted Stock Units. Time-based RSUs comprise 50% of the 2017 grant value and have a three-year vesting period, with one-third of the RSUs vesting on each of the first, second and third anniversaries of the grant date. The vesting of these awards is not subject to performance conditions. The Compensation Committee granted time-based RSUs to align the interests of management with stockholders and to provide a retention incentive.

•
Performance-Based Restricted Stock Units subject to Relative Total Stockholder Return ("PSUs-TSR"). PSUs comprise the remaining 50% of the 2017 grant value. All of the PSU grants are subject to the achievement of relative total stockholder return ("TSR") against pre-determined performance goals over a three-year performance period. The number of PSUs-TSR that will vest at the end of the three-year performance period will vary from 0% to 200% of the target number of PSUs-TSR granted to each named executive officer, based on our TSR relative to the TSR for the S&P 500 Index during the three-year performance period. We calculate TSR as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period. The Compensation Committee selected the relative TSR performance metric to incent management to increase TSR for the benefit of stockholders, and believes that tying a portion of each executive's compensation to TSR compared to a broad index encourages management to generate superior returns.

The Company will settle vested PSUs and RSUs in shares of the Company's common stock. For each vested RSU or PSU, the named executive officer will receive one share of our common stock. To receive shares earned under RSUs and PSUs, a named executive officer must be continuously employed during the applicable service period or performance period, subject to acceleration in the event of a change in control or in the event of a participant's earlier death, disability or qualified retirement.

As a result of the Bats acquisition and the difficulty in setting a meaningful three year earnings per share ("EPS") goal, the Compensation Committee did not grant in 2017 PSUs subject to the achievement of EPS against pre-determined performance goals ("PSUs-EPS").

The details of the RSUs awarded with a three-year vesting period are as follows.

Named Executive Officer	Award Date	# of Shares (Catch-up Grant)
Edward T. Tilly	2/19/2017	18,657
Christopher R. Concannon	2/28/2017	12,438
Alan J. Dean	2/19/2017	5,224
Joanne Moffic-Silver	2/19/2017	3,576
Mark S. Hemsley	2/28/2017	3,707
Edward L. Provost	2/19/2017	9,795
Gerald T. O'Connell	2/19/2017	4,229
The details of the Catch-up Grant PSUs tied to 2017-2019 TSR are as follows.

35 Cboe Global Markets 2018 Proxy Statement

			# of Shares
Named Executive Officer	Award Date	Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Edward T. Tilly	2/19/2017	2017-2019 TSR	9,329	18,657	37,314
Christopher R. Concannon	2/28/2017	2017-2019 TSR	6,219	12,438	24,876
Alan J. Dean	2/19/2017	2017-2019 TSR	2,612	5,224	10,448
Joanne Moffic-Silver	2/19/2017	2017-2019 TSR	1,788	3,576	7,152
Mark S. Hemsley	2/28/2017	2017-2019 TSR	1,854	3,707	7,414
Edward L. Provost	2/19/2017	2017-2019 TSR	4,898	9,795	19,590
Gerald T. O'Connell	2/19/2017	2017-2019 TSR	2,115	4,229	8,458

The following table displays the threshold, target and maximum for the PSUs-TSR awards granted in 2017, measured over the performance period from January 1, 2017 through December 31, 2019.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Relative TSR Compared to S&P 500	20th Percentile	50th Percentile	80th Percentile
For TSR percentile performance levels that fall between the values shown above, the percentage of PSUs that vest will be determined by straight line interpolation, provided that no PSUs will vest if the TSR percentile performance does not equal or exceed the threshold amount.

The 2017 time-based RSU grants of equity awards for Messrs. Dean, Provost and O'Connell vested in 2017 in accordance with their separation agreements. In addition, in accordance with their separation agreements, each of Messrs. Dean, Provost and O'Connell became entitled to accelerated vesting of any outstanding PSUs, including the 2016 and 2017 grants of PSUs, held by the executive prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period. The separation agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements."
Lag Grants
The Lag Grants are long-term incentive awards granted in connection with the 2016 service year and awarded at the target amount for each executive. Prior to 2017, Cboe's practice has been to grant equity in the first quarter following the year of service. Beginning in 2017, the Board and Compensation Committee changed its methodology for granting equity awards and granted equity in the first quarter of the service year. Since 2017 is the transition year, the Summary Compensation Table reflects both the Lag Grants for 2016 service, and the Catch-Up Grants, for 2017 service. The Compensation Committee set each named executive officer's target long-term incentive value based on comparative market data and individual performance. Once the Compensation Committee set each named executive officer's the target long-term incentive value for each named executive officer, all of the target value was granted in the form of time-based RSUs. The time-based RSUs comprise 100% of the 2017 Lag Grant value and have a three-year vesting period, with one-third of the RSUs vesting on each of the first, second and third anniversaries of the grant date. The vesting of these awards is not subject to performance conditions.

The Company will settle vested RSUs in shares of the Company's common stock. For each vested RSU, the named executive officer will receive one share of our common stock. To receive shares earned under RSUs, a named executive officer must be continuously employed during the applicable service period, subject to acceleration in the event of a change in control or in the event of a participant's earlier death, disability or qualified retirement. The Compensation Committee granted time-based RSUs to align the interests of management with stockholders and to provide a retention incentive.

The details of the Lag Grant RSUs with a three-year vesting period awarded to Messrs. Tilly and Dean and Ms. Moffic Silver on February 19, 2017 are as follows. Pursuant to their separation agreements, the Lag Grants for Messrs. Provost and O'Connell were paid out in the form of cash equal to $1,575,000 and $680,000, respectively.

Named Executive Officer	# of Shares (Lag Grant)
Edward T. Tilly	31,095
Alan J. Dean	10,448
Joanne Moffic-Silver	6,095

Cboe Global Markets 2018 Proxy Statement 36

2017 Sign-On Grants
The Compensation Committee and the Board granted special one-time sign-on equity awards ("Sign-on Grant") in early 2017 to Messrs. Concannon and Hemsley when they joined us in connection with the acquisition of Bats. These time-based RSUs vest in full on the third anniversary of the closing of the acquisition of Bats. The vesting of these awards is not subject to performance conditions.
The Company will settle vested Sign-on Grant RSUs in shares of the Company's common stock. For each vested RSU, the named executive officer will receive one share of our common stock. To receive shares earned under RSUs, a named executive officer must be continuously employed during the applicable service period, subject to acceleration in the event of a change in control or in the event of a participant's earlier death, disability or qualified retirement.

The Compensation Committee granted these Sign-on Grant RSUs to align the interests of the new executives with stockholders and to provide a significant retention incentive for Messrs. Concannon and Hemsley to remain with the Company post-acquisition instead of terminating their employment relationship to collect the change-in-control benefits to which they were otherwise entitled in connection with the acquisition.

The details of the Sign-on Grant RSUs with a three-year cliff vesting period awarded to Messrs. Concannon and Hemsley on February 28, 2017 are as follows.

Named Executive Officer	# of Shares (Sign-on Grant)
Christopher R. Concannon	24,876
Mark S. Hemsley	7,413
2015 PSU Grants Vested
In early 2018, the Compensation Committee determined, with respect to the 2015 grants of equity awards, the achievement of relative TSR against pre-determined performance goals and the achievement of EPS against pre-determined performance goals, both over a three-year performance period from January 1, 2015 through December 31, 2017. The TSR percentile attained was the 95th percentile, and so 200% of the PSUs-TSR vested for each applicable named executive officer. The cumulative EPS attained was $8.23, and so approximately 123% of the PSUs-EPS vested for each applicable named executive officer. The specific performance goals for the PSUs-TSR and PSUs-EPS for the 2015-2017 performance period were previously disclosed in our proxy statement covering 2015 compensation. Messrs. Concannon and Hemsley did not receive the 2015 grants of equity awards. The 2015 grants of equity awards for Messrs. Provost and O'Connell were prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period, vested in accordance with their separation agreements, which are described more fully below under "Severance, Change in Control and Employment-Related Agreements." Certain details of the PSUs vested based on achievement of 2015-2017 EPS and TSR performance goals and proration, with respect to Messrs. Provost and O'Connell, are as follows and do not include the dividend equivalent payments.

			# of Shares at Target (100% Payout)
Named Executive Officer	Award Date	Performance Metric		# of Shares Vested
Edward T. Tilly	2/19/2015	2015-2017 EPS	8,070	9,926
	2/19/2015	2015-2017 TSR	8,070	16,140
Alan J. Dean	2/19/2015	2015-2017 EPS	3,132	3,852
	2/19/2015	2015-2017 TSR	3,132	6,264
Joanne Moffic-Silver	2/19/2015	2015-2017 EPS	1,978	2,433
	2/19/2015	2015-2017 TSR	1,978	3,956
Edward L. Provost	2/19/2015	2015-2017 EPS	5,347	4,735
	2/19/2015	2015-2017 TSR	5,347	7,700
Gerald T. O'Connell	2/19/2015	2015-2017 EPS	2,744	2,430
	2/19/2015	2015-2017 TSR	2,744	3,951

37 Cboe Global Markets 2018 Proxy Statement

2017 Target Annual Pay Opportunities
The following chart shows the 2017 target annual pay opportunities for each named executive officer at target performance levels (100% payout) and the grant date value of the equity awards granted in 2017, other than the Lag Grants and the Sign-on Grants. Mr. Hemsley receives his cash compensation in British pounds and his payout opportunities as reported below were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

Named Executive Officer (1)	Base Salary	Target Annual Incentive Bonus	Target Long-Term Equity Awards		Total
			RSUs (2)	PSUs (2)
Edward T. Tilly	$1,150	$1,898	$1,500	$1,500	$6,048
Christopher R. Concannon	$1,000	$1,500	$1,000	$1,000	$4,500
Alan J. Dean	$525	$735	$420	$420	$2,100
Joanne Moffic-Silver	$433	$606	$288	$288	$1,615
Mark S. Hemsley	$659	$621	$298	$298	$1,876
Edward L. Provost	$630	$945	$788	$788	$3,151
Gerald T. O'Connell	$425	$595	$340	$340	$1,700
______________________
(1) All amounts are in thousands.

(2) Represents the grant date value.

This supplemental table is not required by the SEC, but rather it is provided to demonstrate the link between performance and our named executive officers' total direct compensation for 2017. Please refer to the Summary Compensation Table below for complete disclosure of the total compensation of our named executive officers reported in accordance with the SEC disclosure requirements.

Stock Ownership and Holding Guidelines
The Compensation Committee adopted stock ownership and holding guidelines, shown below, specifying the levels of stock ownership that each named executive officer must maintain while employed by us. For purposes of this ownership requirement, (a) shares owned outright or in trust and (b) restricted stock or stock units, including shares or units with time-based or performance conditions that have been granted but are unvested, are included. Each named executive officer has three years to meet the guidelines from the date that such officer was appointed to his or her position. In addition, in 2017 we revised our guidelines so that each named executive officer is required to hold all of their shares until the guidelines are met, except for sales of shares to pay taxes with respect to the vesting or exercising of equity grants. Each named executive officer has met the applicable holding requirement based on his or her position with us. Messrs. Provost and O'Connell met the applicable holding requirements of four times base salary and two times base salary, respectively, as of February 28, 2017.

Named Executive Officer	Holding Requirement
Edward T. Tilly	Five times base salary
Christopher R. Concannon	Four times base salary
Alan J. Dean	Two times base salary
Joanne Moffic-Silver	Two times base salary
Mark S. Hemsley	Two times base salary
Hedging Policy
Our Insider Trading Policy prohibits our executive officers from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock. None of the named executive officers have existing hedges on shares of our common stock.

Cboe Global Markets 2018 Proxy Statement 38

Pledging Policy
Our Insider Trading Policy prohibits executive officers from entering into any pledges or margin loans on shares of our common stock. None of the named executive officers have existing pledges or margin loans on shares of our common stock.

Clawbacks
The Compensation Committee has a policy for the clawback of cash incentive payments and long-term incentives based on the provisions of the Dodd-Frank Act. The policy provides that we will attempt to recover incentive amounts paid to executive officers in the event of any material noncompliance with any financial reporting requirement. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive's involvement in the noncompliance. The equity award agreements contain provisions applying the clawback policy to equity grants.
Employee Benefit Plans, Severance, Change in Control and Employment-Related Agreements
We make medical, life and disability plans available to all of our employees and, for named executive officers and certain other employees, we provide participation in the Supplemental Executive Retirement Plan and the Executive Retirement Plan, which are described more fully below under "Summary Compensation – Non-Qualified Deferred Compensation Plans." We offer these plans in order to provide a competitive benefits program, a level of protection for catastrophic events and income during retirement. These plans are defined contribution plans, and we do not provide any defined benefit retirement plans to our executive officers or employees. Effective January 1, 2017, the Company froze the Executive Retirement Plan to new executive officers and employees. In addition, as of December 31, 2017, we had employment agreements with Messrs. Tilly and Concannon, an offer letter agreement with Mr. Hemsley, separation agreements with Messrs. Dean, Provost and O'Connell and an Executive Severance Plan for other executive officers in order to encourage retention, maintain a consistent management team to effectively run our operations, assist with retirement proceedings and allow executives to focus on our strategic business priorities. The employment agreements with Messrs. Tilly and Concannon, the offer letter agreement with Mr. Hemsley and the Executive Severance Plan contain severance and change in control provisions and are described more fully below under "Severance, Change in Control and Employment-Related Agreements." Any payments under the employment agreements, offer letter agreement and the Executive Severance Plan upon a change in control will only occur if the named executive officer's employment is terminated without cause or he or she resigns for good reason during a set period following the change in control, known as a double trigger provision.
Tax and Accounting Considerations
The Compensation Committee considers the tax and accounting implications of compensation to us and the tax implications to our named executive officers. To the extent possible, the Compensation Committee strove to provide compensation deductible under Section 162(m) of the Internal Revenue Code and, to that end, certified, as applicable, the level of attainment of the performance targets under the Second Amended and Restated Long-Term Incentive Plan annually in accordance with Section 162(m). Nonetheless, changes in tax laws or their interpretation and other outside factors may affect the deductibility of certain compensation payments. For example, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, limits the deductibility of compensation paid to our named executive officers to $1 million each year for taxable years beginning after December 31, 2017. The Compensation Committee reserves the right to pay compensation that is not deductible for tax purposes when, in its judgment, such compensation is appropriate.
Compensation Committee Report
This report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall such information be incorporated by reference into any future filing with the SEC except to the extent that we specifically incorporate it by reference into such filing.
The Compensation Committee consists of Mr. Skinner, Chair, Mr. English, Mr. Fitzpatrick, Ms. Froetscher and Mr. Sunshine, each of whom the Board has determined is independent under the applicable Nasdaq and BZX rules and our Corporate Governance Guidelines. The Compensation Committee has duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our Investor Relations page at http://ir.Cboe.com.

39 Cboe Global Markets 2018 Proxy Statement

The Compensation Committee has reviewed and discussed with management the disclosures contained in the foregoing section entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the Annual Meeting.
Compensation Committee
Samuel K. Skinner, Chair
Frank E. English, Jr.
Edward J. Fitzpatrick
Janet P. Froetscher
Eugene S. Sunshine

Risk Assessment
We believe that any potential risks arising from our employee compensation policies and practices are not likely to have a material adverse effect on us. With assistance from Meridian, our independent compensation consultant, the Compensation Committee reviewed and discussed a risk assessment of our compensation policies and practices for all employees for 2017, including non-executive officers, in its oversight capacity.
The Compensation Committee and management considered a number of factors, including the following factors, when reviewing potential risk from our employee compensation policies and practices:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable portions of compensation are designed to reward both annual and long-term performance. We believe that this design mitigates any incentive for short-term risk-taking that could be detrimental to the Company's long-term best interests.

•
Our senior executives are subject to stock ownership and holding guidelines, which we believe provide incentives for our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price over time.

•	We include clawback provisions in our executives' cash incentive and equity incentive awards as a mechanism to recover compensation in the event of financial reporting wrongdoing.

•	We utilize an independent compensation consultant to provide the Compensation Committee with advice on best practices and the risks associated with various compensation policies.

Cboe Global Markets 2018 Proxy Statement 40

SUMMARY COMPENSATION
2017 Summary Compensation

The table below sets forth, for the years indicated below, the compensation earned by our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Edward T. Tilly	2017	$1,150,000	$—	$6,070,988	$2,461,058	$737,887	$10,419,933
Chairman and Chief	2016	$1,000,000	$—	$2,714,536	$1,775,000	$464,047	$5,953,583
Executive Officer (4)	2015	$966,667	$—	$2,097,232	$1,305,750	$429,633	$4,799,282

Christopher R. Concannon	2017	$833,333	$—	4,179,168	$1,945,500	$38,187	$6,996,188
President and
Chief Operating Officer (5)

Alan J. Dean	2017	$525,000	$—	$1,839,893	$843,045	$2,885,315	$6,093,253
Executive Vice President and	2016	$525,000	$—	$912,230	$735,000	$293,977	$2,466,207
Chief Financial Officer (6)	2015	$518,333	$—	$813,882	$639,818	$292,456	$2,264,489

Joanne Moffic-Silver	2017	$433,000	$—	$1,174,484	$877,171	$299,331	$2,783,986
Executive Vice President,	2016	$427,583	$—	$532,175	$535,477	$215,849	$1,711,084
General Counsel and	2015	$420,000	$—	$513,981	$426,545	$236,222	$1,596,748
Corporate Secretary (7)

Mark S. Hemsley	2017	$544,377	$—	1,245,474	$741,816	$13,500	$2,545,167
Executive Vice President,
President Europe (5)

Edward L. Provost	2017	$105,000	$—	$3,449,763	$180,653	$4,340,913	$8,076,329
Former President and	2016	$630,000	$16,500	$1,710,183	$1,118,250	$365,928	$3,840,861
Chief Operating Officer (8)	2015	$613,333	$—	$1,389,516	$822,623	$356,906	$3,182,378

Gerald T. O'Connell	2017	$70,833	$—	$1,489,431	$113,744	$2,604,364	$4,278,372
Former Executive Vice	2016	$425,000	$333,333	$738,369	$525,583	$324,137	$2,346,422
President and	2015	$425,000	$333,333	$713,111	$517,948	$255,939	$2,245,331
Chief Information Officer (9)
______________________

(1)
The amounts in the stock award column for 2017 include the aggregate fair value of the awards of RSUs granted to each of Messrs. Tilly and Dean and Ms. Moffic-Silver on February 19, 2017 for service in 2016, also known as Lag Grants, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718).

The amounts in the stock award column for 2017 also include the aggregate fair value of the awards of RSUs granted to Messrs. Tilly and Dean and Ms. Moffic-Silver on February 19, 2017 and to Messrs. Concannon and Hemsley on February 28, 2017 for service in 2017, also known as Catch-up Grants, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718) and, for PSUs-TSR, as computed in accordance with the Monte Carlo valuation model method.

41 Cboe Global Markets 2018 Proxy Statement

For Messrs. Concannon and Hemsley, the amounts in the stock award column for 2017 also include the aggregate fair value of the awards of RSUs granted to each of them on February 28, 2017 in connection with their commencement of employment with the Company, also known as Sign-on Grants, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718).
The amounts for Messrs. Provost and O'Connell include the grant date fair value of the equity awards granted to them in 2017 for service in 2017, also known as Catch-up Grants, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718) and, for PSUs-TSR, as computed in accordance with the Monte Carlo valuation model method. The amounts shown for Messrs. Provost and O'Connell in 2017 also include the grant date fair value of the awards granted to them for service in 2016, also known as Lag Grants, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718). Pursuant to their separation agreements, the RSU awards for 2016 service were paid in 2017 in the form of cash. The separation agreements for Messrs. Provost and O'Connell outline the treatment of their equity awards and are described more fully below under "Severance, Change in Control and Employment-Related Agreements."
Assumptions used in the calculation of these amounts are included in the footnotes to our 2017 consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

(2)
The amounts shown reflect awards to the named executive officers under our annual incentive plan. For a discussion of our annual incentive plan, please see "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive" above. Annual incentive payments for services performed in 2015, 2016 and 2017 by named executive officers were paid in early 2016, 2017, and 2018 respectively.

(3)
The amounts shown represent separation payments and benefits that were, from time to time, made available to our executives, including retirement plan contributions. For more information on the amounts shown in this column for 2017, please see the following "2017 All Other Compensation Detail" table.

(4)	Mr. Tilly was appointed Chairman effective February 28, 2017, in addition to serving as CEO.

(5)
Information presented for Messrs. Concannon and Hemsley is from February 28, 2017, the date that each joined the Company with our acquisition of Bats, to December 31, 2017. Mr. Hemsley receives his cash compensation in British pounds. The amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

(6)	Mr. Dean stepped down as our Executive Vice President and Chief Financial Officer effective December 31, 2017.

(7)	Ms. Moffic-Silver stepped down as our Executive Vice President, General Counsel and Corporate Secretary effective February 28, 2018.

(8)
Mr. Provost stepped down as our President and Chief Operating Officer effective February 28, 2017. Mr. Provost's 2016 bonus includes an award of $16,500 in recognition of his contributions to the successful acquisition of Bats.

(9)
Mr. O'Connell stepped down as our Executive Vice President and Chief Information Officer effective February 28, 2017. Mr. O'Connell's 2015 and 2016 bonuses are for his role in the development of the technology platform known as Cboe Vector.

Cboe Global Markets 2018 Proxy Statement 42

2017 All Other Compensation Detail
Name	Qualified Defined Contributions(1)	Non-Qualified Defined Contributions(2)	Insurance(3)	Other(4)
Edward T. Tilly	$21,600	$563,079	$966	$152,242
Christopher R. Concannon (5)	$3,500	$—	$1,543	$33,144
Alan J. Dean	$21,600	$321,922	$2,772	$2,539,021
Joanne Moffic-Silver	$21,600	$223,725	$4,178	$49,828
Mark S. Hemsley (5)	$13,500	$—	$—	$—
Edward L. Provost	$21,600	$1,151,055	$889	$3,167,369
Gerald T. O'Connell	$21,600	$525,910	$533	$2,056,321
______________________

(1)
The amounts shown are matching contributions to our qualified 401(k) plan, the Cboe SMART Plan ("SMART Plan"), on behalf of each of the officers listed. In 2017, we matched employee contributions up to 4% of the employee's compensation, subject to statutory limitations. We matched 200% of such employee's contributions.

(2)
The amounts shown are our contributions to the non-qualified defined contribution plans on behalf of each named executive officer, including contributions made to the Supplemental Executive Retirement Plan and Executive Retirement Plan. We matched 200% of such employee's contributions. These plans are described more fully below under "Non-Qualified Defined Contribution Plans."

(3)	Represents the amount attributable to taxable life insurance in excess of $50,000.

(4)
In 2017, we revised our paid time off ("PTO") policy for executive officers to allow for unlimited paid time off. In connection with this change, this column includes the amounts paid to Messrs. Tilly, Concannon, Dean, Provost and O'Connell and Ms. Moffic-Silver for any earned and unused days of PTO. Also, this column includes the amounts paid to Messrs. Dean, Provost and O'Connell in 2017 pursuant to their separation agreements. The separation agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements."

(5)
Information presented for Messrs. Concannon and Hemsley is from February 28, 2017, the date that each joined the Company with our acquisition of Bats, to December 31, 2017. Mr. Hemsley receives his cash compensation in British pounds. The amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

43 Cboe Global Markets 2018 Proxy Statement

2017 Grants of Plan-Based Awards
The 2017 grants of plan-based awards are as follows and are explained in more detail below:

2017 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Edward T. Tilly	n/a	$569,250	$1,897,500	$3,510,375
	2/19/2017 (1)				9,329	18,657	37,314		$1,500,023
	2/19/2017 (1)							18,657	$1,500,023
	2/19/2017 (2)							31,095	$2,500,038
Christopher R. Concannon (3)	n/a	$450,000	$1,500,000	$2,775,000
	2/28/2017 (1)				6,219	12,438	24,876		$970,164
	2/28/2017 (1)							12,438	$970,164
	2/28/2017 (4)							24,876	$1,941,572
Alan J. Dean (5)	n/a	$220,500	$735,000	$1,359,750
	2/19/2017 (1)				2,612	5,224	10,448		$420,010
	2/19/2017 (1)							5,224	$420,010
	2/19/2017 (2)							10,448	$840,019
Joanne Moffic-Silver	n/a	$181,860	$606,200	$1,121,470
	2/19/2017 (1)				1,788	3,576	7,152		$287,510
	2/19/2017 (1)							3,576	$287,510
	2/19/2017 (2)							6,095	$490,038
Mark S. Hemsley (3) (6)	n/a	$186,177	$620,589	$1,148,090
	2/28/2017 (1)				1,854	3,707	7,414		$289,146
	2/28/2017 (1)							3,707	$289,146
	2/28/2017 (4)							7,413	$578,585
Edward L. Provost (5)	n/a	$47,250	$157,500	$291,375
	2/19/2017 (1)				4,898	9,795	19,590		$787,518
	2/19/2017 (1)							9,795	$787,518
	2/19/2017 (7)							—	$1,575,000
Gerald T. O'Connell (5)	n/a	$29,750	$99,167	$183,459
	2/19/2017 (1)				2,115	4,229	8,458		$340,012
	2/19/2017 (1)							4,229	$340,012
	2/19/2017 (7)							—	$680,000
____________________

(1)
These equity incentive awards, also known as Catch-up Grants, were made in restricted stock units, half of which are subject to performance conditions. The restricted stock unit awards that are not subject to performance conditions have a three-year vesting schedule under which one-third of the shares granted will vest each year on the anniversary of the grant date. Dividend equivalent payments are made on these restricted stock units.

(2)
These equity incentive awards, also known as Lag Grants, were made in restricted stock units that are not subject to performance conditions and have a three-year vesting schedule under which one-third of the shares granted will vest each year on the anniversary of the grant date. Dividend equivalent payments are made on these restricted stock units.

Cboe Global Markets 2018 Proxy Statement 44

(3)
Information presented for Messrs. Concannon and Hemsley is from February 28, 2017, the date that each joined the Company in connection with our acquisition of Bats, to December 31, 2017. Grants of equity awards made by Bats prior to the acquisition and assumed by us are not included in the table.

(4)
These equity incentive awards, also known as Sign-on Grants, were made in restricted stock units that are not subject to performance conditions and will vest in whole on the third anniversary of the grant date. Dividend equivalent payments are made on these restricted stock units.

(5)
Pursuant to Messrs. Dean's, Provost's and O'Connell's separation agreements, the restricted stock units not subject to performance conditions held by the executive will be subject to accelerated vesting in full at the time of separation and the restricted stock units subject to performance conditions held by the executive will be subject to accelerated vesting and prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period. The separation agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements."

(6)	Mr. Hemsley receives his cash compensation in British pounds. The amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

(7)	Pursuant to Messrs. Provost's and O'Connell's separation agreements, the restricted stock unit awards for 2016 service, also known as Lag Grants, were paid in the form of cash.
The restricted stock units subject to performance conditions have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our total stockholder return (calculated as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period) relative to the total stockholder returns for the S&P 500 Index during the performance period. Dividend equivalent payments on these restricted stock units accrue and are paid out in shares upon vesting.
For all of the awards, vesting will accelerate upon death, disability or the occurrence of a change in control. Vesting will also accelerate upon a qualified retirement, except that the restricted stock units subject to performance conditions accelerate pro rata based on the number of days in employment during the performance period. Unvested portions of the restricted stock units will be forfeited if the executive officer terminates employment with us prior to the applicable vesting date. The restricted stock units are subject to non-compete, non-solicitation and confidentiality covenants.
2017 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding equity awards held by each named executive officer at December 31, 2017 based on the market value of our common stock on December 31, 2017.

Outstanding Equity Awards at December 31, 2017
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Edward T. Tilly					5,380	(1)	$670,294
					13,485	(2)	$1,680,096
					31,095	(3)	$3,874,126
					18,657	(4)	$2,324,476
								8,070	(5)	$1,005,441
								16,140	(6)	$2,010,883

45 Cboe Global Markets 2018 Proxy Statement

Outstanding Equity Awards at December 31, 2017
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
									10,114	(7)	$1,260,103
									20,228	(8)	$2,520,207
									37,314	(9)	$4,648,951
Christopher R. Concannon (10)	122,281	—	(11)	$28	11/30/2024
	121,602	40,534	(12)	$28	11/30/2024
						17,776	(13)	$2,214,705
						37,232	(14)	$4,638,744
						20,996	(15)	$2,615,846
						6,669	(16)	$830,847
						24,876	(17)	$3,099,301
						12,438	(18)	$1,549,650
									24,876	(9)	$3,099,301
Alan J. Dean (19)									3,132	(5)	$390,216
									6,264	(6)	$780,432
									2,266	(7)	$282,321
									4,532	(8)	$564,642
									3,484	(9)	$434,072
Joanne Moffic- Silver						1,319	(1)	$164,334
						2,643	(2)	$329,291
						6,095	(3)	$759,376
						3,576	(4)	$445,534
									1,978	(5)	$246,439
									3,956	(6)	$492,878
									1,983	(7)	$247,062
									3,966	(8)	$494,124
									7,152	(9)	$891,068
Mark S. Hemsley (10)	14,039	—	(20)	$22	1/31/2020
						6,953	(13)	$866,291
						11,526	(14)	$1,435,979
						24,291	(21)	$3,026,471
						3,955	(15)	$492,773
						2,334	(16)	$290,761
						7,413	(17)	$923,586
						3,707	(18)	$461,855

Cboe Global Markets 2018 Proxy Statement 46

Outstanding Equity Awards at December 31, 2017
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
							7,414	(9)	$923,710

Edward L. Provost (19)							3,843	(5)	$478,799
							7,706	(6)	$960,091
							2,468	(7)	$307,488
							4,936	(8)	$614,976
							1,056	(9)	$131,567
Gerald T. O'Connell (19)							1,978	(5)	$246,439
							3,956	(6)	$492,878
							1,066	(7)	$132,813
							2,132	(8)	$265,626
							456	(9)	$56,813
______________________

(1)	Grant of restricted stock units not subject to performance conditions on February 19, 2015. This portion of the restricted stock units vested on February 19, 2018.

(2)
Grant of restricted stock units not subject to performance conditions on February 19, 2016. This remaining portion of the restricted stock units vests one-half on each of February 19, 2018 and February 19, 2019.

(3)
Grant of restricted stock units, consisting of Lag Grants, not subject to performance conditions on February 19, 2017. These restricted stock units vest one-third on each of February 19, 2018, February 19, 2019 and February 19, 2020.

(4)
Grant of restricted stock units, consisting of Catch-up Grants, not subject to performance conditions on February 19, 2017. These restricted stock units vest one-third on each of February 19, 2018, February 19, 2019 and February 19, 2020.

(5)
Grant of restricted stock units on February 19, 2015 subject to an earnings per share performance condition for the period from January 1, 2015 through December 31, 2017. Under Rule 402 of Regulation S-K, these awards are shown at the target performance amount. These restricted stock units vested on February 14, 2018 upon certification of the achievement of the performance conditions. See "Compensation Discussion and Analysis—2015 Grants Vesting" for more details.

(6)
Grant of restricted stock units on February 19, 2015 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2015 through December 31, 2017. As of December 31, 2017, our performance exceeded target performance and, therefore, under Rule 402 of Regulation S-K, these awards are shown at the maximum amount. These restricted stock units vested on February 14, 2018 upon certification of the achievement of the performance conditions. See "Compensation Discussion and Analysis—2015 Grants Vesting" for more details.

(7)
Grant of restricted stock units on February 19, 2016 subject to an earnings per share performance condition for the period from January 1, 2016 through December 31, 2018. Under Rule 402 of Regulation S-K, these awards are shown

47 Cboe Global Markets 2018 Proxy Statement

at the target performance amount. These restricted stock units vest on or about February 19, 2019 upon certification of the achievement of the performance conditions.

(8)
Grant of restricted stock units on February 19, 2016 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2016 through December 31, 2018. As of December 31, 2017, our performance exceeded target performance and, therefore, under Rule 402 of Regulation S-K, these awards are shown at the maximum amount. These restricted stock units vest on or about February 19, 2019 upon certification of the achievement of the performance conditions.

(9)
Grant of restricted stock units, consisting of Catch-up Grants, on February 19, 2017, with respect to Messrs. Tilly and Dean and Ms. Moffic-Silver and Messrs. Provost and O'Connell, and on February 28, 2017, with respect to Messrs. Concannon and Hemsley, subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2017 through December 31, 2019. As of December 31, 2017, our performance exceeded target performance and, therefore, under Rule 402 of Regulation S-K, these awards are shown at the maximum amount. These restricted stock units vest on or about February 19, 2020 upon certification of the achievement of the performance conditions.

(10)
Pursuant to the merger agreement, each outstanding option to purchase Bats common stock (each, a "Bats stock option") of the executive that was outstanding immediately prior to the effective time of our acquisition of Bats (the "Effective Time") was converted into an option to purchase our common stock, on the same terms and conditions (including vesting schedule) as were applicable to such Bats stock option (but taking into account any changes, including any acceleration of vesting of such Bats stock option, occurring by reason of the transactions contemplated by the merger agreement). The number of shares of our common stock subject to each such converted stock option equals the number of shares of Bats common stock subject to the corresponding Bats stock option immediately prior to the Effective Time, multiplied by the exchange ratio of 0.4452 (subject to certain adjustments and rounding). The exercise price per share for each such converted stock option equals the per share exercise price specified in the corresponding Bats stock option divided by the exchange ratio (rounded up to the nearest cent).

Pursuant to the merger agreement, each award of restricted Bats common stock ("Bats restricted stock") of the executive that was unvested immediately prior to the Effective Time was assumed by us and converted into an award of restricted shares of our common stock, subject to the same terms and conditions (including vesting schedule) that applied to the applicable Bats restricted stock immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats restricted stock, occurring by reason provided for in the merger agreement). The number of shares of our common stock subject to each such converted award of Bats restricted stock equals the number of shares of Bats common stock subject to the corresponding Bats restricted stock award multiplied by 0.4452.

(11)	Grant of Bats stock options on December 1, 2014.

(12)	Grant of Bats stock options on December 1, 2014. This portion of the stock option will vest and become exercisable on December 1, 2018.

(13)	Grant of Bats restricted stock on December 1, 2014. This portion of the restricted stock will vest on December 1, 2018.

(14)	Grant of Bats restricted stock on December 1, 2015. This remaining portion of the restricted stock vests one-half on each of December 1, 2018 and December 1, 2019.

(15)	Grant of Bats restricted stock on December 15, 2016. This remaining portion of the restricted stock vests one-half on each of December 15, 2018 and December 15, 2019.

(16)	Grant of Bats restricted stock on January 13, 2017. This remaining portion of the restricted stock vests one-third on each of January 13, 2018, January 13, 2019 and January 13, 2020.

(17)	Grant of restricted stock units, consisting of Sign-on Grants, not subject to performance conditions, on February 28, 2017. These restricted stock units vest in whole on February 28, 2020.

Cboe Global Markets 2018 Proxy Statement 48

(18)
Grant of restricted stock units, consisting of Catch-up Grants, not subject to performance conditions, on February 28, 2017. These restricted stock units vest one-third on each of February 28, 2018, February 28, 2019 and February 28, 2020.

(19)
Pursuant to Messrs. Dean's, Provost's and O'Connell's separation agreements, the outstanding restricted stock units not subject to performance conditions held by the executive were subject to accelerated vesting in full at the time of separation and the outstanding unvested performance share units held by the executive are shown prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period. The separation agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements."

(20)	Grant of Bats stock options on February 1, 2010.

(21)	Grant of Bats restricted stock on January 13, 2016. This remaining portion of the restricted stock vests one-third on each of January 13, 2018, January 13, 2019 and January 13, 2020.
2017 Stock Vested
The following table sets forth the equity awards that vested during 2017.

2017 Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward T. Tilly	44,595	4,533,527
Christopher R. Concannon (1)	46,890	5,836,596
Alan J. Dean (2)	35,185	3,998,595
Joanne Moffic-Silver	10,757	1,097,145
Mark S. Hemsley (1)	16,061	2,710,504
Edward L. Provost (2)	45,928	4,095,551
Gerald T. O'Connell (2)	22,047	1,982,838
______________________

(1)	The information presented for Messrs. Concannon and Hemsley is from February 28, 2017, the date that each joined the Company in connection with our acquisition of Bats, to December 31, 2017.
Pursuant to the merger agreement, each Bats stock option of the executive that was outstanding immediately prior to the Effective Time was converted, based on the exchange ratio of 0.4452, into an option to purchase our common stock, on the same terms and conditions (including vesting schedule) as were applicable to such Bats stock option (but taking into account any changes, including any acceleration of vesting of such Bats stock option, occurring by reason of the transactions contemplated by the merger agreement). Each award of Bats restricted stock of the executive that was unvested immediately prior to the Effective Time was assumed by us and converted, based on the exchange ratio of 0.4452, into an award of restricted shares of our common stock, subject to the same terms and conditions (including vesting schedule) that applied to the applicable Bats restricted stock immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats restricted stock, occurring by reason provided for in the merger agreement).
The conversions of Bats stock options and Bats restricted stock are not included in the table.

(2)
Pursuant to Messrs. Dean's, Provost's and O'Connell's separation agreements, the table reflects the accelerated vesting in full of outstanding restricted stock units held by the executive. The table does not reflect Lag Grant RSUs granted to Messrs. Provost and O'Connell in 2017 for 2016 service that were paid in the form of cash. Such actual cash value paid to the executive is set forth in the "Stock Awards" column in the "Summary Compensation Table" above. The separation agreements are described more fully below under "Severance, Change in Control and Employment-Related Agreements" below.

49 Cboe Global Markets 2018 Proxy Statement

2017 Non-Qualified Deferred Compensation

2017 Non-Qualified Deferred Compensation (1)
Name		Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
Edward T. Tilly	SERP	$111,290	$222,579	$194,193	$—	$1,929,000
	Exec Ret	$—	$340,500	$10,924	$—	$1,849,980
Alan J. Dean	SERP	$60,541	$80,722	$347,598	$—	$1,663,178
	Exec Ret	$—	$212,500	$454,084	$—	$2,321,744
Joanne Moffic-Silver	SERP	$44,898	$59,864	$453,953	$—	$1,910,347
	Exec Ret	$—	$163,861	$767,835	$—	$3,205,401
Edward L. Provost	SERP	$1,384,337	$343,569	$932,552	$—	$5,836,723
	Exec Ret	$—	$807,485	$819,557	$—	$4,811,057
Gerald T. O'Connell	SERP	$1,051,021	$225,243	$234,196	$—	$2,847,253
	Exec Ret	$—	$300,667	$461,526	$—	$3,203,763
______________________

(1)
Executive and registrant contributions include contributions during 2017. Mr. Concannon is not eligible to participate in the Executive Retirement Plan and he did not make any contributions to the Supplemental Executive Retirement Plan. Mr. Hemsley, as a U.K. based employee, is neither eligible to participate in the Supplemental Executive Retirement Plan nor the Executive Retirement Plan.

(2)
The amount of executive contributions made by each named executive officer and reported in this column is included in each named executive officer's compensation reported in the Summary Compensation Table under the column labeled "Salary."

(3)
The amount of registrant contributions reported in this column for each named executive officer is also included in his or her compensation reported in the Summary Compensation Table under the column labeled "All Other Compensation."

(4)	Earnings are based upon the investment fund selected by the named executive officer for each plan.
Non-Qualified Defined Contribution Plans
We do not have a defined benefit retirement plan. We currently have two non-qualified defined contribution plans in which the named executive officers may, as applicable, participate: the Supplemental Executive Retirement Plan ("SERP") and the Executive Retirement Plan ("ERP"). The investment options for these plans only include investment options that are available under the qualified plans.
The SERP is designed for employees whose level of compensation exceeds the IRS defined annual compensation limit ($270,000 for 2017). Under the SERP, we match deferral contributions made by executives under the SERP with respect to compensation in excess of the IRS compensation limit. These contributions mirror those under the 401(k) plan. In 2017, we matched employee contributions up to 4% of the employee's compensation, subject to statutory limitations. We matched 200% of such contributions. Mr. Hemsley, as a U.K. based employee, is not eligible to participate in the SERP.
All named executive officers, other than Messrs. Concannon and Hemsley, are eligible to participate in the ERP. Our 2017 contribution to the ERP was six percent of each participant's base salary and annual incentive, and, in the future, we expect to make further contributions consistent with this formula. Effective January 1, 2017, the ERP is frozen to new executive officers and employees.
All of the named executive officers, other than Messrs. Concannon and Hemsley, participate in the age-based component of the ERP. In addition to the contribution to the ERP described in the preceding paragraph, under the age-based component, we contribute to each eligible employee's account an amount equal to a percentage of the employee's base salary and cash incentive, based on such employee's age at the start of the year, as set forth in the table below.

Cboe Global Markets 2018 Proxy Statement 50

Age of Participant	Contribution Percentage
Under 45	1%
45 to 49	3%
50 to 54	6%
55 to 59	9%
60 to 64	11%
65 and over	None
All of our contributions to non-qualified defined contribution plans vest 20% for each year of continuous service, identical to the qualified 401(k) plan. All of our named executive officers, other than Messrs. Concannon and Hemsley, are fully vested in the plans.
In connection with the acquisition of Bats, we did not assume any additional non-qualified defined contribution plans, because Bats did not have any plan that provided for the deferral of compensation on a basis that was not tax qualified.

SEVERANCE, CHANGE IN CONTROL AND EMPLOYMENT-RELATED AGREEMENTS
We currently have employment agreements with Messrs. Tilly and Concannon and the rest of the named executive officers are covered by either the Executive Severance Plan, separation agreements or offer letter agreements. The material terms of the agreements and the plan are discussed below.
Mr. Tilly's Employment Agreement
Under the Employment Agreement as in effect on December 31, 2016, and as amended and restated on February 27, 2017 (the "Tilly Employment Agreement"), Mr. Tilly serves as our Chairman and CEO. The Tilly Employment Agreement is scheduled to expire on December 31, 2019, and thereafter will be automatically renewed for successive one-year terms unless either the Company or Mr. Tilly gives notice not to renew the agreement at least 180 days prior to the expiration of the then current term.
The Tilly Employment Agreement provides for an annual base salary of $1,150,000.  Mr. Tilly is also eligible to receive cash and equity incentive awards, each in the sole discretion of the Board, except that for 2017 the Tilly Employment Agreement provides that Mr. Tilly will be eligible for a target annual incentive award opportunity of $1,897,500 and a target annual equity incentive award having a grant date value of $3,000,000. Mr. Tilly is entitled to participate in all of our employee benefit and fringe benefit plans that are generally available to similarly situated members of senior management. Pursuant to the Tilly Employment Agreement, Mr. Tilly has agreed to certain non-compete and non-solicit provisions during the employment term and for two years thereafter, as well as indefinite confidentiality obligations.
Under the Tilly Employment Agreement, upon a termination of employment by the Company without cause or by Mr. Tilly for good reason, or if Mr. Tilly's employment is terminated due to death or disability, Mr. Tilly (or his estate, as applicable) will be entitled to receive the following: (i) accrued but unpaid base salary through the date of termination; (ii) a pro-rated bonus equal to the bonus that Mr. Tilly would have received for the calendar year in which termination occurs, based on actual performance, pro-rated for the portion of the calendar year worked; (iii) a lump sum cash severance payment in an amount equal to the sum of (A) two times the annual base salary in effect on the date of termination and (B) two times the target bonus for the year of termination; (iv) a lump sum cash payment in an amount equal to the aggregate amount of all employer contributions Mr. Tilly would have received had his employment continued for a period of two years under the SMART Plan, the SERP and the ERP; and (vii) Company-paid premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or an amount equal to Mr. Tilly's COBRA premiums, sufficient to cover full family health care for a period of 18 months following the termination of employment and, at the end of such period, reimbursement of premiums for six additional months of coverage under a comparable individual health policy. Mr. Tilly would also receive these same benefits if he is terminated without cause or resigns for good reason within 18 months after a change in control, except that he will be reimbursed for 18 months of individual health coverage following the expiration of his COBRA period, rather than six months.

51 Cboe Global Markets 2018 Proxy Statement

Mr. Concannon's Employment Agreement
Under the Employment Agreement dated as of February 27, 2017 (the "Concannon Employment Agreement"), Mr. Concannon, effective upon our acquisition of Bats on February 28, 2017 (the "Effective Date"), serves as our President and Chief Operating Officer. The Concannon Employment Agreement is scheduled to expire on December 31, 2019, and thereafter will be automatically renewed for successive one-year terms unless either the Company or Mr. Concannon gives notice not to renew the agreement at least 180 days prior to the expiration of the then current term.
The Concannon Employment Agreement provides for an annual base salary of $1,000,000.  Mr. Concannon is also eligible to receive cash and equity incentive awards, each in the sole discretion of the Board, except that for 2017 the Concannon Employment Agreement provides that Mr. Concannon will be eligible for an initial target annual incentive award opportunity of $1,500,000 and an initial target annual equity incentive award having a grant date value of $2,000,000. In addition, the Concannon Employment Agreement provides for a special one-time grant of RSUs with a grant date value of $2,000,000, also known as the Sign-on Grant, which will vest in full upon the third anniversary of the Effective Date provided that Mr. Concannon remains in continuous employment through such date (subject to accelerated vesting as described below). Mr. Concannon is entitled to participate in all of our employee benefit and fringe benefit plans that are generally available to similarly situated members of senior management, other than the frozen ERP. Pursuant to the Concannon Employment Agreement, Mr. Concannon has agreed to certain non-compete and non-solicit provisions during the employment term and for two years thereafter, as well as indefinite confidentiality obligations.
Under the Concannon Employment Agreement, upon a termination of employment by the Company without cause or by Mr. Concannon for good reason, Mr. Concannon will be entitled to receive the following: (i) accrued but unpaid base salary through the date of termination; (ii) a pro-rated bonus equal to the bonus that Mr. Concannon would have received for the calendar year in which termination occurs, based on actual performance, pro-rated for the portion of the calendar year worked (the "Pro-Rated Bonus"); (iii) a lump sum cash severance payment in an amount equal to (1) if the termination of employment occurs within 24 months immediately following the Effective Date, the sum of (A) two times the annual base salary in effect on the date of termination and (B) two times the target bonus for the year of termination, or (2) if the termination of employment occurs after the 24-month period immediately following the Effective Date, the sum of (A) one times the annual base salary in effect on the date of termination and (B) one times the target bonus for the year of termination; (iv) a lump sum cash payment in an amount equal to (1) if the termination of employment occurs within 24 months immediately following the Effective Date, the aggregate amount of all employer contributions Mr. Concannon would have received had his employment continued for a period of two years under the SMART Plan and the SERP, or (2) if the termination of employment occurs after the 24-month period immediately following the Effective Date, the aggregate amount of all employer contributions Mr. Concannon would have received had his employment continued for a period of one year under the SMART Plan and the SERP; (v) accelerated vesting of all outstanding equity awards granted by Bats prior to the consummation of the acquisition of Bats and assumed pursuant to the related merger agreement (the "Bats Equity Acceleration"); (vi) accelerated vesting of any unvested portion of the Sign-on Grant; and (vii) Company-paid premiums for coverage under COBRA, or an amount equal to Mr. Concannon's COBRA premiums, sufficient to cover full family health care for a period of either (A) 18 months following the termination of employment, if the termination of employment occurs within the 24-month period immediately following the Effective Date, or (B) 12 months following the termination of employment, if the termination of employment occurs after the 24-month period immediately following the Effective Date. Mr. Concannon would also receive these same benefits if he is terminated without cause or resigns for good reason within 18 months after a change in control, except that with respect to clauses (iii), (iv) and (vii), Mr. Concannon will be entitled to the maximum amounts described above. If Mr. Concannon's employment is terminated due to death or disability, Mr. Concannon (or Mr. Concannon's estate, as applicable) will be entitled to receive (i) annual base salary through the date of termination; (ii) the Pro-Rated Bonus; and (iii) the Bats Equity Acceleration.
Executive Severance Plan
Except as disclosed herein, the other named executive officers do not have employment agreements; however, the Compensation Committee believes it is appropriate to provide an Executive Severance Plan to encourage retention, maintain a consistent management team to effectively run our operations and allow executives to focus on our strategic business priorities. In 2017, the plan covered Messrs. Dean, Provost and O'Connell and Ms. Moffic-Silver, as well as other officers. The plan also covers Mr. Hemsley beginning on February 28, 2019, that is, 24 months after our acquisition of Bats when he ceases to be eligible for change in control severance benefits under his employment agreement with Bats (as described below). Under the plan, an executive who experiences an involuntary termination (as defined in the plan, which includes a resignation for good reason) is entitled to receive the following severance benefits:

•
the executive's accrued salary, unpaid expenses, accrued and unpaid vacation days through the date of termination and any unpaid bonus earned in any year prior to the year in which the executive's employment terminates,

Cboe Global Markets 2018 Proxy Statement 52

•	an amount equal to a pro-rated bonus for the year of employment termination, based on actual performance for such year,

•
a severance payment in an amount equal to the sum of the executive's base salary and target annual bonus (or, in the case of Messrs. Dean, Provost and O'Connell and Ms. Moffic-Silver, two times the sum of their base salary and target annual bonus), and

•	COBRA premiums for 18 months.
In connection with their separation from the Company, the Board took action to provide these severance benefits to Messrs. Dean, Provost and O'Connell and Ms. Moffic-Silver.
Under the terms of the plan, if the executive's employment is terminated either by us for cause, or by the executive other than for good reason (each as defined in the plan), we will pay the executive any unpaid bonus and accrued benefits.
If the executive is terminated in connection with a change in control, which includes a termination without cause or a resignation for good reason that occurs within a period beginning six months before a change in control and ending two years after, such executive will also receive a cash payment equal to the value of a pro-rated equity award based on the portion of the calendar year during which the executive is employed by the Company. The plan also provides that we will require any successor to expressly assume and agree to maintain the plan.
In addition to the above, the plan provided Messrs. Provost and O'Connell with certain death and disability benefits if the executive died or was terminated due to becoming disabled. These benefits included accrued but unpaid salary; a pro-rated target bonus; and a salary and bonus payment in an amount equal to the sum of (a) two times his annual rate of base salary and (b) two times his target annual bonus. The plan also provided that, for Messrs. Provost and O'Connell, the salary and target bonus amount to be paid as the severance benefit would be deemed compensation for the Company's non-qualified plans. Messrs. Provost, Dean and O'Connell and Ms. Moffic-Silver have also agreed to certain non-compete and non-solicitation provisions during their employment and for a period of two years following termination of their employment.
Offer Letter Agreement
We entered into an offer letter agreement with Mr. Hemsley, dated September 25, 2016 (the "Offer Letter Agreement"), pursuant to which he indicated his intent to enter into employment with us following our acquisition of Bats in exchange for the compensation specified therein.
Under Mr. Hemsley's Offer Letter Agreement, Mr. Hemsley, effective upon our acquisition of Bats on February 28, 2017, serves as our EVP, President Europe. Mr. Hemsley's Offer Letter Agreement provides for an initial annual base salary of 483,890 GBP and an initial target annual bonus of 459,696 GBP. Mr. Hemsley's Offer Letter Agreement also provides that Mr. Hemsley will be eligible for an initial target annual equity incentive award having a grant date value of $596,000.
Mr. Hemsley agreed in his Offer Letter Agreement not to assert that the transition from his former position with Bats to his current positions with us, in connection with our acquisition of Bats, constitutes good reason for him to resign under his former employment agreement with Bats.  In exchange for such agreement, we granted Mr. Hemsley an award of RSUs, also known as a Sign-on Grant, with a grant date value of $596,000 that will vest on the third anniversary of our acquisition of Bats, subject to his continuous employment with us through such vesting date.  Mr. Hemsley is entitled to participate in all of our employee benefit and fringe benefit plans that are generally available to similarly situated members of senior management, other than the frozen ERP and the SERP. Pursuant to the Offer Letter Agreement, Mr. Hemsley further agreed to comply with the confidentiality, noncompetition, nonsolicitation and nondisparagement obligations in his employment agreement with Bats and agreed that those obligations will be for the benefit of both the Company and Bats.
Mr. Hemsley continues to be eligible for the severance and other change in control benefits under his employment agreement with Bats, dated December 17, 2015, and as modified by the Offer Letter Agreement (collectively, the "Employment Agreement"), including the accelerated vesting of his Bats equity awards assumed in the acquisition (but not any Company awards granted after the acquisition of Bats). As discussed above, 24 months after the Effective Date, Mr. Hemsley will become eligible for coverage under the Executive Severance Plan in lieu of any right to severance or other termination-related benefits under his Employment Agreement.

53 Cboe Global Markets 2018 Proxy Statement

Under the Employment Agreement, upon a termination of Mr. Hemsley's employment by us without cause, following 90 days' written notice, or by the executive for good reason, the terminated executive is entitled to: (i) one times his annual base salary; (ii) an amount equal to one times his target bonus; (iii) reimbursement for insurance premiums payable over twelve (12) months; and (iv) his pro rata bonus as of the date of termination based on actual performance. Upon a voluntary termination of Mr. Hemsley's employment without good reason, he is entitled to one times his annual base salary during such time that we elect to enforce his covenant not to compete.
Mr. Hemsley is entitled to certain severance compensation and benefits upon a change in control. The Employment Agreement provides that if, within the 24-month period occurring immediately after a change in control, the executive is terminated by us without cause or terminates his employment for good reason, he is entitled to: (i) two times his annual base salary; (ii) an amount equal to two times his (A) target annual bonus and (B) 15% of his annual base salary (as an approximate milestone bonus payment); (iii) reimbursement for insurance premiums payable in a lump sum; (iv) his pro rata bonus as of the date of termination based on target performance; and (v) accelerated vesting of all outstanding equity awards.
            If Mr. Hemsley retires, dies or becomes disabled, or his employment is terminated for cause, the executive will not receive any cash severance benefits (except for the payment of the executive's pro rata bonus based on actual performance as of the date of termination due to the executive's death or disability). Mr. Hemsley may choose to continue medical and dental benefits through COBRA or his insurance at his own cost.
Under Mr. Hemsley's Employment Agreement, we are required to provide him with 90 days' written notice of termination of employment, except where termination is due to ill health or injury or events where an immediate termination is permitted under his Employment Agreement. In the event he is unable to work due to ill health or injury for an aggregate period of 130 working days in a 12-month period, his employment may be terminated with notice of the statutory minimum plus one week. During his notice period, Mr. Hemsley is entitled to base salary and contractual benefits or, in our discretion, we may pay Mr. Hemsley his base salary and other contractual benefits in lieu of all or part of any notice period.
Under the 2009 Plan, all stock options are fully vested. Unvested restricted stock and unvested stock options granted under the 2012 Plan and the 2016 Plan and held by Mr. Hemsley are subject to accelerated vesting upon the death or disability of the executive or upon his termination without cause within twelve (12) months following a change of control event, unless otherwise set forth in the Employment Agreement.
Separation Agreements
Messrs. Provost and O'Connell separated from the Company effective as of February 28, 2017. In connection with their termination of employment, each of Messrs. Provost and O'Connell, became entitled to: (i) the severance benefits payable under the terms of the Executive Severance Plan, as discussed above, (ii) accelerated vesting of outstanding RSUs, with the RSUs for 2016 service, also known as Lag Grants, paid in the form of cash and (iii) accelerated vesting of any outstanding PSUs, prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals. Mr. O'Connell was 65 years of age and, as such, was entitled to the accelerated vesting of his RSUs and PSUs in the manner described in clauses (ii) and (iii) upon retirement.  Mr. Provost was 64 years of age and otherwise would have become entitled to the accelerated vesting of his RSUs and PSUs in the manner described in clauses (ii) and (iii) if he had retired on or after attaining age 65.
Mr. Dean separated from the Company effective as of December 31, 2017. In connection with his termination of employment, he became entitled to: (i) the severance benefits payable under the terms of the Executive Severance Plan, as discussed above, (ii) accelerated vesting in full of any outstanding RSUs held by the executive, (iii) accelerated vesting of any outstanding PSUs held by the executive prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period and (iv) will be eligible to participate in our Retiree Medical Plan at his own cost until January 31, 2020, in addition to his COBRA coverage that is provided under the Executive Severance Plan. Mr. Dean was 63 years of age and otherwise would have become entitled to the accelerated vesting of his RSUs and PSUs in the manner described in clauses (ii) and (iii) if he had retired on or after attaining age 65.
Severance Payments
The following table shows the potential payment to each officer pursuant to, for Messrs. Tilly and Concannon, their respective employment agreements, and, for the other named executive officers, the Executive Severance Plan and Offer Letter Agreement, as applicable, each discussed above, upon the termination of the executive's employment by us without cause or by the executive for good reason (including following a change in control) and upon the executive's death or disability. The

Cboe Global Markets 2018 Proxy Statement 54

amounts shown assume that the termination or event occurred on December 31, 2017. Mr. Hemsley receives his cash compensation in British pounds. The amounts reported below were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2017.

The following table does not include the potential payments payable to Mr. Dean and Messrs. Provost and O'Connell because they separated from the Company effective December 31, 2017 and February 28, 2017, respectively. Except as discussed above, Messrs. Dean, Provost and O'Connell received no additional payments or benefits in connection with their separations.

Name		Salary	Cash Incentive(4)	Stock Vesting Acceleration	Equity Award	Other(5)	Total
Edward T. Tilly	(1)	$2,330,000	$5,692,500	$—	$—	$1,669,054	$9,691,554
	(2)	$2,330,000	$5,692,500	$13,892,408	$—	$1,669,054	$23,583,962
	(3)	$2,330,000	$5,692,500	$13,892,408	$—	$434,154	$22,349,062

Christopher R. Concannon	(1)	$2,000,000	$4,500,000	$13,399,443	$—	$557,317	$20,456,760
	(2)	$2,000,000	$4,500,000	$16,498,744	$—	$557,317	$23,556,061
	(3)	$—	$1,500,000	$13,399,443	$—	$157,317	$15,056,760

Joanne Moffic-Silver	(1)	$866,000	$1,818,600	$—	$—	$24,517	$2,709,117
	(2)	$866,000	$1,818,600	$3,131,071	$—	$24,517	$5,840,188
	(3)	$—	$—	$3,131,071	$—	$—	$3,131,071

Mark S. Hemsley	(1)	$1,306,504	$1,861,768	$6,112,275	$—	$—	$9,280,547
	(2)	$1,306,504	$1,861,768	$7,925,931	$—	$—	$11,094,203
	(3)	$—	$620,589	$7,925,931	$—	$—	$8,546,520
______________________

(1)	Represents amounts to be paid in connection with a termination of the executive's employment by us without cause or by the executive for good reason.

(2)	Represents amounts to be paid in connection with a termination of the executive's employment by us without cause or by the executive for good reason following a change in control.

(3)	Represents amounts to be paid in connection with death or disability.

(4)
The amounts shown represent, in the aggregate, any unpaid bonus earned in any year prior to the year in which the executive's employment terminates, a pro-rated target bonus amount, and a bonus payment in an amount equal to one or two times target bonus, as applicable.

(5)
The amounts shown represent amounts contributed on behalf of the executive under our qualified and non-qualified defined contribution plans in connection with such executive's termination and estimated CBORA premium costs (based upon total monthly premiums as of December 31, 2017) for 18 months of coverage. The reimbursement payable to Mr. Tilly at the end of the COBRA continuation period for an additional 6 months of medical insurance coverage (additional 18 months if termination is within 18 months of a change in control) is not included. All of the named executive officers, other than Messrs. Concannon and Hemsley, are fully vested in our qualified and non-qualified defined contribution plans, so there is no acceleration of vesting on these events.

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than Mr. Tilly, our Chairman and Chief Executive Officer ("CEO")) and the annual total compensation of Mr. Tilly. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

55 Cboe Global Markets 2018 Proxy Statement

For 2017, the median of the annual total compensation of all employees of the Company (other than our CEO) was $144,616 and the annual total compensation of our CEO was $10,122,933, as reported above in the "Total" column of our 2017 Summary Compensation Table above, and excluding the value of the Lag Grants was $7,622,895. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 70 to 1.

Prior to 2017, Cboe's practice has been to grant equity in the first quarter following the year of service. Beginning in 2017, the Board and Compensation Committee changed its methodology for granting equity awards and granted equity in the first quarter of the service year. Since 2017 is the transition year, the Summary Compensation Table reflects both the Lag Grants for 2016 service, and the Catch-Up Grants, for 2017 service. We do not plan to award equity on a one-year lag in the future. With the granting of the 2017 Catch-Up Grants, the Board and Compensation Committee believe that the new compensation cycle for executives has been established and plan to continue granting annual awards in the first quarter of the service year. As such, we believe that a ratio excluding the value of the Lag Grants provides an additional perspective on the ratio. Based on this information, the ratio of the annual total compensation of our CEO, excluding the value of the Lag Grants, to the median of the annual total compensation of all employees is 53 to 1.

We identified the median employee by reviewing the annual total compensation of all full-time, part-time and temporary employees employed by us on October 2, 2017 as reflected in our payroll records. Annual total compensation included salary, commissions, bonus, value of equity grants and value of benefits received. In making this determination, we used our employee population size of 878 employees as of October 2, 2017. The population size includes employees outside of the United States and the employees of Bats, which we acquired during fiscal 2017 in a transaction that closed on February 28, 2017. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for calculating total compensation for each of our named executive officers as set forth in the "Summary Compensation Table" above.

EQUITY COMPENSATION PLAN INFORMATION
The following is information about our equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	N/A (1)	N/A (1)	4,257,920
Equity compensation plans not approved by security holders	—	—	—
Total	— (1)	— (1)	4,257,920
______________________

(1)
The Company has grants of restricted stock and restricted stock units covering a total of 652,460 shares of our common stock outstanding as of December 31, 2017 under the Second Amended and Restated Long-Term Incentive Plan.

In connection with our acquisition of Bats, the Company assumed the Bats Plans. No awards were made under the Bats Plans subsequent to our acquisition of Bats. On March 1, 2017, we reserved 1,305,918 shares of our common stock for issuance under the Bats Plans. As of December 31, 2017, 442,042 shares of our common stock were covered by outstanding and unexercised options granted under the Bats Plans, which awards had a weighted average exercise price of $25.36 and of which 401,507 shares were exercisable as of December 31, 2017. Additionally, as of December 31, 2017, 525,737 shares of our common stock were covered by outstanding restricted stock awards granted under the Bats Plans. These shares are not included in the table above. We will not grant any future awards under the Bats Plans.

Cboe Global Markets 2018 Proxy Statement 56

PROPOSAL TWO
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board is providing our stockholders with an advisory vote to approve executive compensation. This advisory vote, commonly known as a "say-on-pay" vote, is a non-binding vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The Board has adopted a policy of providing for annual "say-on-pay" votes in accordance with the results of our last stockholder advisory vote.
As discussed in the "Compensation Discussion and Analysis" section, our executive compensation program is designed to meet the following objectives:

•	attract and retain talented and dedicated executives,

•	motivate our executives to achieve corporate goals that create value for our stockholders, and

•	align the compensation of our executive officers with stockholder returns.
The Compensation Committee has implemented the following best practices applicable to our executive officers in order to achieve these objectives:

•	a high proportion of performance-based compensation with limits on all incentive award payouts,

•	stock ownership and holding guidelines,

•	double trigger change in control provisions in employment agreements and the Executive Severance Plan,

•	prohibition on hedging,

•	prohibition of pledging,

•	elimination of tax gross-up payments in the event of a change in control, and

•	clawbacks of incentive compensation.
We believe that the compensation paid to the named executive officers is appropriate to align their interests with those of our stockholders to generate stockholder returns. Accordingly, the Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following non-binding resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement, including under the heading "Compensation Discussion and Analysis," the accompanying compensation tables and the corresponding narrative discussion.
As this is an advisory vote, the outcome of the vote is not binding on us with respect to executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board value the opinions of our stockholders. The Compensation Committee and Board will consider the results of the say-on-pay vote and evaluate whether any actions should be taken in the future.
Non-binding approval of our executive compensation program requires that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.
The Board recommends that the stockholders vote FOR approval, in a non-binding resolution, of the compensation paid to our executive officers.

57 Cboe Global Markets 2018 Proxy Statement

PROPOSAL THREE
APPROVAL OF THE CBOE GLOBAL MARKETS, INC. EMPLOYEE STOCK PURCHASE PLAN

Introduction

On February 15, 2018, the Board approved the Cboe Global Markets, Inc. Employee Stock Purchase Plan (the "ESPP"), subject to approval by stockholders at the Annual Meeting. The ESPP is a broad-based plan that permits our employees to contribute up to 10% of wages and base salary to purchase shares of our common stock at a discount, as described below under "Summary Description of the ESPP-Purchases." If approved by the stockholders, a total of 750,000 shares of our stock will be made available for purchase under the ESPP. The ESPP will become effective on the date the stockholders approve the ESPP.

Rationale For Implementing the ESPP

The Board is asking stockholders to approve the ESPP for the following reasons:

1.	To form part of our total compensation package by permitting our employees to contribute up to 10% of wages and base salary to purchase shares of our stock at a discount;

2.	To help attract and retain qualified employees through the acquisition of a larger personal financial interest in us; and

3.	To further align the interests of our employees and our stockholders.

For these reasons, the Board believes that the approval of the ESPP is in the best interests of the Company and our stockholders.

Recommendation of the Board

The approval of the ESPP requires that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.

The Board recommends a vote FOR approval of the Cboe Global Markets, Inc. Employee Stock Purchase Plan.

Summary Description of the ESPP

The following is a summary of the material features of the ESPP. The summary is not a complete description of all the terms of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which is attached to this Proxy Statement as Appendix A. To the extent there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.

Purpose

The purpose of the ESPP is to facilitate our employees' participation in the ownership and economic progress of us by providing our employees with an opportunity to purchase shares of our common stock. The ESPP and the options to purchase shares of our common stock granted to participants under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code (the "Code"). However, the ESPP also authorizes the grant of options under a component of the plan that is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and is instead intended to achieve tax, securities law, or other objectives, generally when the ESPP is offered outside of the United States (the "Non-423 Component").

Plan Term

The ESPP is scheduled to expire ten years following the effective date of the ESPP. The term will expire sooner if the maximum number of shares available for issuance under the ESPP has been issued, our stockholders do not approve the ESPP within 12 months after the date the ESPP is adopted by our Board or our Board terminates the ESPP.

Cboe Global Markets 2018 Proxy Statement 58

Authorized Shares and Share Limits

Subject to adjustment (as described below), 750,000 shares of our common stock are available for sale under the ESPP (representing less than 1% of our issued and outstanding shares as of March 20, 2018). A participant may not purchase more than a maximum of 312 shares of our common stock during any single offering period. The Compensation Committee, may, for future offering periods, increase or decrease, in its absolute discretion, the maximum number of shares of common stock that an eligible employee may purchase during each offering period.

Authorized and unissued shares of our common stock or shares reacquired by us may be made subject to purchase under the ESPP, as determined in the discretion of our Compensation Committee or our Board. If any purchase of shares of our common stock pursuant to an option under the ESPP is not consummated for any reason, the shares subject to such option may be again made available for sale under the ESPP.

Administration

Our Compensation Committee will administer the ESPP and will have authority to: designate participants (subject to Section 423 of the IRC); designate our subsidiaries and affiliates whose employees will be offered participation in the ESPP; determine all questions with regards to rights of employees, including but not limited to, eligibility to participate in the ESPP and the range of permissible percentages of contributions and the maximum amount; adopt rules of procedure and regulations necessary for the administration of the ESPP (provided that such rules are not inconsistent with the terms of the ESPP) and enforce the terms of the ESPP and regulations adopted; direct the administration of the ESPP; direct or cause the distribution of shares of our common stock purchased under the ESPP; furnish or cause to be furnished to us information required for tax or other purposes; engage the service of counsel and agents whom it may deem advisable to assist it with the performance of its duties; prescribe procedures to be followed by eligible employees to participate in the ESPP; receive from us, our subsidiaries and each eligible employee information necessary for the proper administration of the ESPP; maintain separate accounts in the name of each participant; interpret and construe the ESPP in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the ESPP to carry the ESPP into effect; and make any changes or modifications necessary to administer and implement the provisions of the ESPP in any foreign country to the fullest extent possible.

In its sole discretion, our Board may administer the ESPP. Further, to the extent not prohibited by applicable laws, the Compensation Committee may delegate some or all of its authority to administer the ESPP to a subcommittee, to a stock administrator or to such other persons or groups as it deems necessary, advisable or appropriate.

Eligibility

Our full time and part time employees (including employees of our designated subsidiaries and affiliates) are generally eligible to participate in the ESPP. However, the Compensation Committee may determine, prior to an offering period, that the following categories of employees will not be eligible to participate in the ESPP: (i) employees whose customary employment is for not more than five months per year or not more than 20 hours per week (or a lesser number of months or hours), (ii) employees who have not completed two years of service with us on the first day of any offering period (or a lesser period), or (iii) highly compensated employees (as defined in Section 414(q) of the Code). Further, no employee will be eligible to participate in the ESPP if, immediately after the grant of an option to purchase shares under the ESPP, that employee would own 5% of the total combined voting power or value of all classes of our common stock. In addition, employees who are citizens or residents of a foreign jurisdiction may be excluded from participating in the ESPP if the grant of an option to such employees would be prohibited under the laws of such foreign jurisdiction or if compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the IRC. As of December 31, 2017, approximately 800 employees would be eligible to participate in the ESPP.

Participation

In order to participate in the ESPP, an employee who is eligible at the beginning of an offering period will authorize payroll deductions of up to 10% of wages and base salary on an after-tax basis for each pay date during the offering period. If necessary to comply with non-U.S. requirements, participants may be permitted to make contributions to the ESPP by check, cash or other means rather than by payroll deductions. A participant may not alter the amount of his or her contributions during an offering period, but may withdraw from participation (as summarized below).

The Compensation Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. designated subsidiaries and designated affiliates with such provisions as the Compensation Committee may deem appropriate to conform with local laws, practices and procedures. All such sub-plans shall be subject to the limitations on the number of

59 Cboe Global Markets 2018 Proxy Statement

shares that may be issued under the ESPP, and except as otherwise provided in the applicable sub-plan, shall be subject to all of the provisions of the ESPP. The Compensation Committee is authorized to adopt sub-plans with terms that vary with applicable local requirements regarding items such as eligibility to participate, the dates and duration of offering periods, the method of determining the exercise price, the discount from fair market value at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period, the treatment of options upon a change in control or a change in capitalization of the Company, and such other variations described in the ESPP.

Unless otherwise specified by the Compensation Committee, each offering to employees of a designated subsidiary or affiliate under the ESPP will be considered a separate offering for purposes of Section 423 of the Code.

No participant may accrue options to purchase shares of our common stock at a rate that exceeds $25,000 in fair market value of our stock (determined at the time such options are granted) for each calendar year in which such rights are outstanding at any time.

Offering Periods

The ESPP provides for offering periods to be specified by the Compensation Committee, provided that an offering period shall not exceed twenty-seven months in length, with purchases being made on the last day of each offering period.

Purchases

On the last day of an offering period, also referred to as the exercise date, a participant's accumulated contributions are used to purchase shares of our common stock. The exercise price per share offered in a given offering period shall be specified by the Compensation Committee and shall not be less than the lesser of (i) 85% of the fair market value of a share on the first day of the applicable offering period or (ii) 85% of the fair market value of a share on the applicable exercise date. As of March 20, 2018 the closing price of a common share on Nasdaq was $119.90.

Participants are not entitled to any dividends or voting rights with respect to options to purchase shares of our common stock under the ESPP. Shares received upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding shares of our common stock.

Transferability

No rights or accumulated contributions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution), and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

Withdrawal and Termination of Employment

A participant can withdraw all, but not less than all, of the contributions credited to his or her account for the applicable offering period by delivery of notice up to a certain number of days prior to the exercise date to be specified by the Compensation Committee or to be provided for in the applicable subscription agreement. In order to resume participation in a subsequent offering period, such individual must re-enroll in the ESPP.

If a participant's employment is terminated on or before the exercise date (including due to retirement or death), the participant will be deemed to have elected to withdraw from the ESPP, and the accumulated contributions held in the participant's account will be returned to the participant or his or her beneficiary (in the event of the participant's death). A participant's transfer of employment between the Company and its designated subsidiaries and affiliates will not be considered a termination of employment for purposes of the ESPP.

Adjustments Upon Changes in Capitalization and Certain Transactions

In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or other similar transaction or other change in corporate structure affecting shares of our common stock or their value, the Compensation Committee shall make such adjustments to the ESPP, including to the number of shares issuable thereunder and the maximum number of shares purchasable by a participant during an offering period, and to outstanding options, as it deems equitable or appropriate. Further, upon the occurrence of any of the foregoing events or upon any other unusual or reoccurring transactions or events affecting us or any changes in applicable laws, regulations or accounting principles, our Compensation Committee, in its sole discretion, is authorized to take action to:

Cboe Global Markets 2018 Proxy Statement 60

•	terminate outstanding options in exchange for an amount of cash equal to the amount that would have been obtained if such options were currently exercisable;

•	replace outstanding options with other rights or property;

•
provide for the assumption of outstanding options by a successor or survivor corporation (or a parent or subsidiary) or the substitution of similar rights covering such successor or survivor (or a parent or subsidiary);

•
make adjustments to the number and type of common stock (or other securities or property) subject to outstanding options under the ESPP and/or to the terms and conditions of outstanding options and options which may be granted in the future;

•
shorten the offering period then in progress and set as the new exercise date, which shall be a date immediately prior to the date of any transaction or event described above and provide for necessary procedures to effectuate such actions; and/or

•	provide that all outstanding options will terminate without being exercised.

Amendment and Termination

Our Board may amend, alter, suspend, discontinue or terminate the ESPP or any portion thereof at any time and for any reason, except that our Board may not, without stockholder approval, increase the maximum number of shares of common stock that may be issued under the ESPP (except pursuant to or in connection with a change in capitalization or other transaction summarized above). Except as required to comply with Section 423 of the Code, as required to obtain a favorable tax ruling from the Internal Revenue Service, or as specifically provided in the ESPP, no such amendment, alteration, suspension, discontinuation or termination of the ESPP may be made to an outstanding option which adversely affects the rights of any participant without the consent of such participant.

New Plan Benefits

Because participation in the ESPP by the Company's employees is entirely voluntary and benefits under the ESPP depend on the fair market value of the Company's common stock at future dates, it is not possible to determine the benefits that will be received by the Company's employees. As of the date of this Proxy Statement, no employee has been granted any options under the proposed ESPP. Please see the disclosure under "-Eligibility" above for the persons eligible to participate in the ESPP.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of options under the ESPP based on tax laws as in effect on the date of this Proxy Statement for participants who are tax resident in the United States, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors regarding the taxation of options under the ESPP. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

Code Section 423 Plan Offerings

Options granted under a Code Section 423 offering are intended to qualify for favorable federal income tax treatment available to options granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the option grant date (i.e., the first day of the offering period) or within one year from the exercise date of the shares - a transaction referred to as a "disqualifying disposition" - the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the exercise date and the exercise price. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such

61 Cboe Global Markets 2018 Proxy Statement

basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the exercise date.

If the shares purchased under the ESPP are sold (or otherwise disposed of) more than two years after the option grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the exercise price, and (ii) the excess of the fair market value of the shares as of the option grant date over the exercise price (determined as of the first day of the offering period) will be treated as ordinary income. The amount of any such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable designated subsidiary) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations. In other cases, no deduction is allowed.

Non-423 Component Offerings

If the option is granted in an offering under the Non-423 Component of the ESPP, then the amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the exercise date.

The Company (or applicable designated affiliate) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

The approval of the ESPP requires that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.

The Board recommends a vote FOR approval of the Cboe Global Markets, Inc. Employee Stock Purchase Plan.

Cboe Global Markets 2018 Proxy Statement 62

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Deloitte, an independent registered public accounting firm, served as our independent registered public accounting firm for the year ended December 31, 2017, and our Audit Committee has again selected Deloitte to serve as our independent registered public accounting firm for the 2018 fiscal year. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although stockholder ratification is not required by our Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of Deloitte as our independent registered public accounting firm for the 2018 fiscal year. If stockholders do not ratify Deloitte, the Audit Committee will reconsider its appointment.
The ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2018 fiscal year requires that a majority of the shares cast on this matter be cast in favor of the proposal. Your broker is permitted to vote your shares of common stock on this matter even when you have not given voting instructions. Abstentions will not be counted as votes cast and therefore will not affect the vote.
The Board and the Audit Committee recommend that stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2018 fiscal year.
Accounting Fees
The following table presents fees billed to us by Deloitte for the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees	$1,549,900	$959,485
Audit-Related Fees	1,221,089	1,533,651
Tax Fees	498,763	260,685
All Other Fees	—	—
Total	$3,269,752	$2,753,821
Audit Fees consist of the aggregate fees billed for professional services rendered by Deloitte for the audit of our annual consolidated financial statements, quarterly reviews of our unaudited financial statements, and review of our internal controls over financial reporting.
Audit-Related Fees consist of the aggregate fees billed for professional services by Deloitte for assurance and audit services related to the audit or review of our financial statements, including standalone audits of certain exchanges, employee benefit plan audits and Cboe Political Action Committee audits, services related to our acquisition of Bats and notes offerings, and other assurance services.
Tax Fees consist of the aggregate fees billed for professional services by Deloitte Tax LLP and Deloitte LLP, affiliates of Deloitte, for tax compliance, tax advice, tax planning and the preparation of federal and state tax filings.
Pre-Approval Policies and Procedures
The Audit Committee of the Board has adopted policies and procedures for the pre-approval of services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).
As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee has delegated certain pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled Audit Committee meeting.

63 Cboe Global Markets 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for our internal controls and financial reporting process. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements.

•
The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

•
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding its conversations with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
Audit Committee
Edward J. Fitzpatrick, Chair
William M. Farrow III
Michael L. Richter
Carole E. Stone

Cboe Global Markets 2018 Proxy Statement 64

INCORPORATION BY REFERENCE
Under the heading "Relationships and Related Party Transactions" in this Proxy Statement, we have incorporated by reference the information described the heading "Interests of Bats' Directors and Executive Officers in the Merger" in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by Cboe Global Markets, Inc. (formerly known as CBOE Holdings, Inc.) with the SEC on December 12, 2016, as amended and supplemented from time to time. This document may also be obtained, free of charge, upon your oral or written request, by writing to: Cboe Global Markets, Inc., 400 South LaSalle Street, Chicago, Illinois, 60605, Attn: Investor Relations; by sending an e-mail to: investorrelations@cboe.com; or by calling (312) 786-5600 and asking for Investor Relations.

To the extent that this Proxy Statement is incorporated by reference into any other filing by Cboe Global Markets with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the "Compensation Committee Report" will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Cboe Global Markets' Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

STOCKHOLDER PROPOSALS
Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year's annual meeting must timely submit the proposal to the Corporate Secretary, Cboe Global Markets, Inc., 400 South LaSalle Street, Chicago, Illinois 60605. Stockholder proposals for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders must be received on or before December 6, 2018 and must comply in all other respects with applicable SEC rules.
Any stockholder who wishes to propose any business or nominate a person for election to the Board to be considered by the stockholders at the 2019 Annual Meeting of Stockholders, which proposal or nomination would not be included in the Company's proxy statement, must notify the Corporate Secretary of Cboe Global Markets, Inc. in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Annual Meeting.
As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC rules relating to stockholder proposals for inclusion in the proxy materials) must be received no earlier than January 17, 2019 and no later than February 16, 2019, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 17, 2019, in which case the stockholder's notice must be received not later than the tenth day following the day on which public announcement is first made of the date of the annual meeting. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth above.
April 5, 2018

65 Cboe Global Markets 2018 Proxy Statement

APPENDIX A

PROPOSED CBOE GLOBAL MARKETS, INC. EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.                                        Purpose.  The purpose of the Cboe Global Markets, Inc. Employee Stock Purchase Plan (the "Plan") is to attract, retain, motivate and reward employees of Cboe Global Markets, Inc., a Delaware corporation (the "Company") and its Subsidiaries and Affiliates and strengthen the mutuality of interests between Company employees and the Company's stockholders by providing employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company.  The Plan includes two components: a Section 423 of the Code Component (the "423 Component") and a non-Section 423 of the Code Component (the "Non-423 Component"). The Company's intention is to have the 423 Component of the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.  The provisions of the 423 Component shall, accordingly, be administered, interpreted and construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In addition, the Plan authorizes the grant of options under the Non-423 Component that does not qualify as an Employee Stock Purchase Plan under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

SECTION 2.                                        Definitions.  As used in the Plan, the following terms have the meanings set forth below:

(a)     "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)     "Applicable Laws" means the requirements relating to the administration of equity-based awards and the related Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. jurisdiction where options to purchase Shares are, or will be, granted under the Plan.

(c)    "Beneficiary" means a Person or entity entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant's death.  If no such person or entity is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, such Participant's Beneficiary shall be such Participant's estate.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Code" means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)    "Committee" means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.

(g)    " Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee.  Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 10(b).

(h)    "Contributions" means the payroll deductions or, if permitted by the Committee or its delegate to comply with non-U.S. requirements, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.

(i)    "Designated Affiliate" means any Affiliate that has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Non-423 Component.

(j)     "Designated Subsidiary" means any Subsidiary that has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the 423 Component.

(k)    "Effective Date" means the date that the Company's stockholders approve the Plan.

Cboe Global Markets 2018 Proxy Statement 66

(l)    "Eligible Compensation" shall be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, "Eligible Compensation" for an Offering Period means wages and base salary received during such Offering Period by an Eligible Employee for services to the Employer.  Except as otherwise determined by the Committee, Eligible Compensation shall not include commissions, overtime, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments, any amounts realized from equity incentive awards, any amounts contributed by the Employer to any pension plan, any amounts paid by the Employer for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or pay in lieu of such benefits or any other form of compensation that may be paid from time to time to the Employee from the Employer.  Eligible Compensation for Participants shall be pro-rated based upon the Eligible Compensation which he or she receives on each pay date during such Offering Period. The Stock Administrator shall have the discretion to determine the application of this definition to Employees outside the United States.

(m)    "Eligible Employee" has the meaning specified in Section 3(a).

(n)    "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.

(o)    "Employer" means, with respect to an Offering Period, the Company and each of its Designated Subsidiaries and Designated Affiliates.

(p)    "Enrollment Date" means the first day of each Offering Period.

(q)     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)     "Exercise Date" means the last day of each Offering Period.

(s)    "Exercise Price" has the meaning specified in Section 7(b).

(t)    "Fair Market Value" means the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which such price is reported) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.

(u)    "Offering" means an offer under the Plan of an option that may be exercised during an Offering Period. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(v)     "Offering Date" means the first day of each Offering Period.

(w)    "Offering Period" means the period described in Section 4.

(x)    "Parent" means any corporation which constitutes a "parent" of the Company, within the meaning of Section 424(e) of the Code.

(y)    "Participant" means an Eligible Employee who has elected to participate in the Plan.

(z)    "Participant Account" means that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.

(aa)     "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

(bb)    "Plan" means this Cboe Global Markets, Inc. Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.

67 Cboe Global Markets 2018 Proxy Statement

(cc)     "Share" means a share of the Company's common stock, par value USD 0.01 per share.

(dd)     "Stock Administrator" means the administrator appointed by the Board or the Committee pursuant to Section 14 to administer the Plan.

(ee)     "Subscription Agreement" has the meaning specified in Section 5.

(ff)    "Subsidiary" means a "subsidiary corporation", whether now or hereinafter existing, as defined in Section 424(f) of the Code.

(gg)    "Treasury Regulations" shall mean the U.S. Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

(hh)     "U.S." means United States.

SECTION 3.                                        Eligibility.

(a)    General Rule.  Subject to the requirements of Section 5, any full or part time Employee who is providing services to the Company, a Designated Subsidiary or a Designated Affiliate shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on an Enrollment Date, unless any such Employee is specifically excluded by the Committee from participation. The Committee, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offer, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated Employees who otherwise would be Eligible Employees for that Offering. Further, Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(b)     Exceptions.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan if:

(i)                       Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or

(ii)                    Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and Subsidiaries to accrue at a rate which exceeds USD 25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

SECTION 4.                                        Offering Periods.

(a)    Shares shall be offered for purchase under the Plan through a series of successive Offering Periods. The Committee shall designate the duration and commencement date of each Offering Period and shall specify whether the Offering Period applies to the 423 Component of the Plan, the Non-423 Component of the Plan, or both; provided that no Offering Period shall exceed twenty-seven (27) months in length. For the sake of clarity, the Committee may establish different Offering Periods for the 423 Component of the Plan and the Non-423 Component of the Plan. Within the limitations set forth herein, the Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof)

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without stockholder approval. Any such change shall be announced to Eligible Employees prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(b)    Unless otherwise specified by the Committee, each offering to Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering need not be identical, provided that, for the 423 Component of the Plan, the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

SECTION 5.                                        Participation.

(a)    An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company ("Subscription Agreement"), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless an earlier or later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

(b)    Except for differences that are otherwise consistent with Section 423(b)(5) of the Code, all Eligible Employees who participate in the 423 Component of the Plan shall have the same rights and privileges.

(c)     The Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. Designated Subsidiaries and non-U.S. Designated Affiliates with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt sub-plans which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Compensation, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of Shares, (iv) the method of determining the Exercise Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan, (vi) the treatment of options upon a change in control or a change in capitalization of the Company, (vii) the handling of Contributions, (viii) the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), (ix) establishment of bank or trust accounts to hold Contributions, (x) payment of interest, (xi) conversion of local currency, (xii) obligations to pay payroll tax, (xiii) determination of beneficiary designation requirements, (xiv) withholding procedures and (xv) handling of stock certificates that vary with applicable local requirements.

SECTION 6.                                        Payment for Shares.

(a)    At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have Contributions made on each pay day during the applicable Offering Period at a whole percentage rate not to exceed 10% of the Eligible Compensation which a Participant receives on each pay date during the Offering Period. The Committee may permit Eligible Employees participating in an Offering Period to contribute amounts to the Plan through payment by payroll deduction or, to comply with non-U.S. requirements, by cash, check, or other means, provided that such Contributions shall not exceed 10% of the Eligible Compensation received each pay period during the Offering Period.

(b)    Payroll deductions or contributions, as applicable, for a Participant will commence on the first pay date following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)    All payroll deductions during an Offering Period that are made from a Participant's Eligible Compensation shall be credited to his or her Participant Account under the Plan on an after-tax basis.

(d)    Subject to Applicable Laws, a Participant may discontinue his or her participation in the Plan as provided in Section 10, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Contributions for that Offering Period.

(e)    Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period (or such earlier date specified by the Committee) by completing a Committee-specified process, a Participant shall be deemed

69 Cboe Global Markets 2018 Proxy Statement

to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan and the applicable Subscription Agreement.

SECTION 7.                                        Grant of Option.

(a)    On the Offering Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of 312 Shares; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in Sections 3(b) and 12(a) hereof. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period.

(b)    The exercise price per Share offered in a given Offering Period (the "Exercise Price") shall be established by the Committee (and may differ among Offerings, as determined by the Committee in its sole discretion), but shall in no event be less than the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date for the applicable Offering Period or (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

SECTION 8.                                        Exercise of Option.  The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account subject to adjustment pursuant to Section 18, and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 12(a), unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 10. No fractional Shares will be purchased. Any Contributions accumulated in a Participant Account which are not sufficient to purchase a full Share will, at the discretion of the Committee, be refunded to the Participant without interest, or be retained in the Participant Account for the subsequent Offering Period. During a Participant's lifetime, a Participant's option to purchase Shares hereunder is exercisable only by such Participant.

SECTION 9.                                        Delivery.  Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant, transferred or sold in accordance with procedures established from time to time by the Company or the Stock Administrator. Shares shall be delivered as soon as reasonably practicable after termination of a Participant's Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all Applicable Laws.

SECTION 10.                                 Withdrawal; Termination of Employment.

(a)    A Participant may withdraw all, but not less than all, of the Contributions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company, on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription Agreement.  All of the Participant's Contributions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal.  Such withdrawal shall permanently terminate the Participant's participation for the Offering Period in which the withdrawal occurs. In order to resume participation in a subsequent Offering Period, such individual must re-enroll in the Plan (by timely completing the required Subscription Agreement) prior to the Enrollment Date for the applicable Offering Period, unless an earlier or later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

(b)     In the event of the termination on or before the Exercise Date of the Participant's Continuous Status as an Employee or a Participant's ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant's death and if permitted) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal, and such Participant's option will be automatically terminated. For purposes of the 423 Component of the Plan, the employment relationship shall be treated as continuing intact while a Participant is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or, if longer than three (3) months, the individual's right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. Further, the employment relationship shall be treated as continuing intact where a Participant transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which

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provides for a right of reemployment following the leave of absence. The Committee or its delegate shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(c)    A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

SECTION 11.                                 Interest.  No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account, except as may be required by Applicable Laws, as determined by the Committee.

SECTION 12.                                 Shares.

(a)    The maximum number of Shares which shall be made available for sale under the Plan shall be 750,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18.  Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee.  Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan. The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component of the Plan and any applicable sub-plans.

(b)    If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable.  In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase.  Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of Applicable Laws.

(c)    Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION 13.                                 No Rights as a Stockholder.  Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.  Shares purchased upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares.

SECTION 14.                                 Administration.

(a)     The Plan shall be administered by the Committee, which shall be appointed by the Board; provided, however, that members of the Board who are Eligible Employees, if any, may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)    Subject to the terms of the Plan and Applicable Laws, the Committee (or its delegate) shall have the full power and authority to: (i) designate Participants; (ii) appoint the Stock Administrator and direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan, including whether an Employee shall be eligible to participate in the 423 Component or the Non-423 Component, and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld or contribute and the maximum amount; (v) designate which entities shall be Designated Subsidiaries or Designated Affiliates; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (viii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents

71 Cboe Global Markets 2018 Proxy Statement

whom it may deem advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; (xv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending stock purchase sub-plans with respect to Employees of non-U.S. Designated Subsidiaries and non-U.S. Designated Affiliates with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(c)    To the extent not prohibited by Applicable Laws, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Stock Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 14(c).

SECTION 15.                                 Transferability.  Neither any monies credited to a Participant's Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 10.

SECTION 16.                                 Use of Funds.  All Contributions received or held by the Company, Designated Affiliates and/or Designated Subsidiaries under the Plan may be used by the Company, Designated Affiliates and/or Designated Subsidiaries for any corporate purpose, and the Company, Designated Affiliates and/or Designated Subsidiaries shall not be obligated to segregate such funds, except as may be required by Applicable Laws, as determined by the Committee. Until the Shares are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan, although Participants in certain non-U.S. jurisdictions may have additional rights were required under Applicable Laws, as determined by the Committee.

SECTION 17.                                 Reports.  Individual Participant Accounts will be maintained for each Participant, and statements will be given or made available to Participants promptly following an Exercise Date, which statements will set forth the amount of Contributions for the applicable Offering Period, the Exercise Price, the number of Shares purchased, and the remaining cash balance, if any.

SECTION 18.                                 Adjustments Upon Changes in Capitalization and Certain Transactions.  Except as would cause the 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code: (a) in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 12 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) in the event of any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described

Cboe Global Markets 2018 Proxy Statement 72

in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

SECTION 19.                                 Amendment or Termination.

(a)    The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i) shall not, without the approval of the stockholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 18) or (ii) shall otherwise obtain stockholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan, as required to comply with Section 423 of the Code, or as required to obtain a favorable ruling from the U.S. Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 19 may make any change in any option theretofore granted which adversely affects the rights of any Participant under the 423 Component without the consent of such Participant.

(b)    Without stockholder approval and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee or its delegate, to the extent permitted under the terms of the Plan, applicable law, the bylaws of the Company and under the Committee charter, may change the Offering Periods or Exercise Price, limit the frequency or number of changes in the amount withheld or contributed during an Offering Period, establish the exchange rate applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding or contributions in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company's processing of properly completed Subscription Agreements, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant's Subscription Agreement, and establish such other limitations or procedures as the Committee deems appropriate.

(c)     The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 12.

SECTION 20. Section 409A of the Code; Tax Qualification.

(a)    Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 20(b), options granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Section 20(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b)    Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

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SECTION 21.                                 Notices.

(a)    All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)    All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

SECTION 22.                                 Stockholder Approval.  The effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.  Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

SECTION 23.                                 Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

SECTION 24.                                 Withholding; Disqualifying Disposition.  Notwithstanding any other provision of the Plan, at the time a Participant's option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the payment and/or withholding of federal, state, local or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability of the Participant to pay an Employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant's compensation, the amount necessary for the Company or Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or Employer any tax deductions or benefits attributable to a sale or early disposition of Shares by the Participant. In addition, the Company or Employer may (i) withhold from the proceeds of the sale of Shares, (ii) withhold a sufficient whole number of Shares otherwise issuable upon purchase having an aggregate Fair Market Value sufficient to satisfy applicable withholding obligations, or (iii) withhold by any other means set forth in the applicable Subscription Agreement.

SECTION 25.                                 Notification of Sale of Shares. Each Participant shall give the Stock Administrator prompt notice of any disposition of Shares acquired pursuant to the option granted under the Plan in accordance with such procedures as may be established by the Stock Administrator. The Stock Administrator may require that until such time as a Participant disposes of Shares acquired pursuant to the option granted under the Plan, the Participant shall hold all such Shares in the Participant's name and with a third-party broker/administrator designated by the Company until the lapse of any time period(s) established by the Stock Administrator.

SECTION 26.                                 Effective Date of the Plan.  The Plan shall be effective as of the Effective Date, subject to its approval by the stockholders of the Company as described in Section 22.

SECTION 27.                                 Term of Plan.  The Plan shall continue in effect until the earliest to occur of (a) the tenth-year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Section 19(c); (c) the Board terminates the Plan in accordance with Section 19(a); or (d) the failure to obtain stockholder approval pursuant to Section 22.

SECTION 28.                                 No Rights Implied.  Nothing contained in the Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or

Cboe Global Markets 2018 Proxy Statement 74

Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer's or the Company's right to terminate or otherwise modify an Employee's employment at any time, except as expressly provided by the Plan.

SECTION 29.                                 Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

SECTION 30.                                 Waiver of Notice.  Any person entitled to notice under the Plan may waive such notice.

SECTION 31.                                 Successors and Assigns.  The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person's estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

SECTION 32.                                 Headings.  The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

SECTION 33.                                 Governing Law and Jurisdiction.  The Plan shall be governed by the laws of the U.S. State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the U.S. federal courts located therein (should federal jurisdiction exist). The obligation of the Employer to sell and deliver Shares under the Plan is subject to Applicable Laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

75 Cboe Global Markets 2018 Proxy Statement

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

In addition to disclosing results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), Cboe Global Markets, Inc. has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this Proxy Statement are revenues less cost of revenues and revenues less cost of revenues, other than royalties, on a combined company basis. Management believes that the non-GAAP financial measures presented in this Proxy Statement provide a means to determine compensation payouts under our annual incentive plan. Additionally, due to the transformative nature of the Bats acquisition, the Company believes that providing a discussion of its revenues on a non-GAAP combined basis provides management and investors an additional perspective on the Company's financial and operational performance and trends.

The non-GAAP unaudited combined financial measures have been prepared by recording combined adjustments to the historical consolidated financial statements of Cboe Global Markets, Inc. The combined financial measures for the twelve months ended December 31, 2016 have been prepared as if the Bats acquisition closed on January 1, 2016. The combined financial measures for the twelve months ended December 31, 2017 have been prepared as if the Bats acquisition closed on January 1, 2017.

The combined financial measures are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed date. Additionally, future results may vary significantly from the results reflected in the combined financial measures.

	GAAP	Adjustments	Non-GAAP
Fiscal Year 2016 (in millions)	Cboe Historical (1)	Bats Historical (2)	Combined (1)
Revenues	$703.1	$1,868.9	$2,572.0
Cost of revenues	$136.7	$1,432.5	$1,569.2
Net revenue:
Net transaction fees	$462.4	$191.3	$653.7
Access fees	$52.4	$66.9	$119.3
Exchange services and other fees	$46.3	$23.3	$69.6
Market data fees	$33.2	$145.8	$179.0
Regulatory fees	$36.5	$2.3	$38.8
Royalty fees	-$78.0	-	-$78.0
Other	$13.6	$6.8	$20.4
Revenues less cost of revenues	$566.4	$436.4	$1,002.8
(1) Twelve months ended December 31, 2016.
(2) Bats historical activity for 2016 reflects activity for the period beginning January 1, 2016 through December 31, 2016.

	GAAP	Adjustments	Non-GAAP
Fiscal Year 2017 (in millions)	Cboe Historical (1)	Bats Historical (2)	Combined (1)
Revenues	$2,229.1	$272.9	$2,502.0
Cost of revenues	$1,233.5	$201.0	$1,434.5
Net revenue:
Net transaction fees	$677.6	$27.8	$705.4
Access fees	$106.8	$11.9	$118.7
Exchange services and other fees	$74.8	$5.0	$79.8
Market data fees	$164.5	$25.7	$190.2
Regulatory fees	$31.5	$0.5	$32.0
Royalty fees	-$86.2	$0.0	-$86.2
Other	$26.6	$1.0	$27.6
Revenues less cost of revenues	$995.6	$71.9	$1,067.5
Royalty fees	-$86.2	$0.0	-$86.2
Revenues less cost of revenues, other than royalties	$1,081.8	$71.9	$1,153.7
(1) Twelve months ended December 31, 2017.
(2) Bats historical activity for 2017 reflects activity for the period beginning January 1, 2017 through February 28, 2017.

Cboe Global Markets 2018 Proxy Statement 76

Cboe Global Markets

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2018.

Vote by Internet

- Go to **www.investorvote.com/CBOE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Edward T. Tilly	☐	☐	☐	02 - Frank E. English, Jr.	☐	☐	☐	03 - William M. Farrow III	☐	☐	☐
04 - Edward J. Fitzpatrick	☐	☐	☐	05 - Janet P. Froetscher	☐	☐	☐	06 - Jill R. Goodman	☐	☐	☐
07 - Roderick A. Palmore	☐	☐	☐	08 - James E. Parisi	☐	☐	☐	09 - Joseph P. Ratterman	☐	☐	☐
10 - Michael L. Richter	☐	☐	☐	11 - Jill E. Sommers	☐	☐	☐	12 - Carole E. Stone	☐	☐	☐
13 - Eugene S. Sunshine	☐	☐	☐								

Proposal	For	Against	Abstain	Proposal	For	Against	Abstain
2. Advisory proposal to approve the Company's executive compensation.	☐	☐	☐	4. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐
3. Approve the Company's Employee Stock Purchase Plan.	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02RLBB

77 Cboe Global Markets 2018 Proxy Statement

ADMISSION TICKET — 2018 ANNUAL MEETING

2018 Annual Meeting of Stockholders
Cboe Global Markets, Inc.
Thursday, May 17, 2018
9:00 A.M.
400 South LaSalle Street
Chicago, Illinois 60605

This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.
We may also ask you to present valid photo identification to enter the Annual Meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2017 Annual Report to Stockholders are available at:
http://ir.cboe.com/annual-proxy

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cboe
Global Markets

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Proxy — Cboe Global Markets, Inc.

2018 Annual Meeting of Stockholders — May 17, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Edward T. Tilly and Patrick Sexton, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cboe Global Markets, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meeting of Stockholders of the company to be held on May 17, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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Cboe Global Markets 2018 Proxy Statement 78